                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               I-FLOW CORPORATION,

                            I-FLOW SUBSIDIARY, INC.,

                             VENTURE MEDICAL, INC.,

                              INFUSYSTEMS II, INC.

                                       AND

                  THE SHAREHOLDERS OF VENTURE MEDICAL, INC. AND

                              INFUSYSTEMS II, INC.

                          DATED AS OF FEBRUARY 9, 1998

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                                TABLE OF CONTENTS
                                -----------------

                                                                                          Page
AGREEMENT AND PLAN OF MERGER.................................................................1

RECITALS.....................................................................................1


ARTICLE I.  MERGER AND REORGANIZATION........................................................2

        1.1. MERGER..........................................................................2

        1.2. SHAREHOLDER APPROVALS...........................................................2

        1.3. CLOSING.........................................................................2

        1.4. CONSUMMATION OF TRANSACTIONS....................................................2

        1.5. EFFECT OF THE MERGER............................................................3

        1.6. MERGER CONSIDERATION AND EFFECT ON CAPITAL STOCK................................3

        1.7. ESCROW DEPOSIT..................................................................9


ARTICLE II. REPRESENTATIONS AND WARRANTIES OF VMI............................................9

        2.1. ORGANIZATION AND QUALIFICATION..................................................9

        2.2. CAPITALIZATION.................................................................10

        2.3. VOTING AGREEMENTS..............................................................10

        2.4. AUTHORITY RELATIVE TO THIS AGREEMENT...........................................10

        2.5. SUBSIDIARIES...................................................................11

        2.6. ABSENCE OF CERTAIN CHANGES.....................................................11

        2.7. FINANCIAL STATEMENTS...........................................................11

        2.8. ABSENCE OF UNDISCLOSED LIABILITIES.............................................12

        2.9. CONSENTS AND APPROVALS; NO VIOLATION...........................................12

        2.10. BROKER'S COMMISSION OR FINDER'S FEES..........................................12

        2.11. EMPLOYMENT AND SIMILAR AGREEMENTS.............................................13

        2.12. LITIGATION....................................................................13

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
        2.13. TAXES.........................................................................14

        2.14. ERISA PLANS...................................................................15

        2.15. CONTRACTS.....................................................................16

        2.16. PATENTS, MARKS, TRADE NAMES, COPYRIGHTS AND REGISTRATIONS.....................17

        2.17. PROPERTIES, LIENS.............................................................17

        2.18. REAL PROPERTY.................................................................18

        2.19. COMPLIANCE WITH APPLICABLE LAWS...............................................18

        2.20. INSURANCE.....................................................................18

        2.21. ENVIRONMENTAL LIABILITY.......................................................18

        2.22. GOVERNMENT AUTHORIZATIONS.....................................................20

        2.23. BANKING FACILITIES............................................................20

        2.24. MINUTE BOOKS AND STOCK RECORDS................................................20

        2.25. NO TERMINATION OF BUSINESS RELATIONSHIP.......................................21

        2.26. CONSENTS OF NON-GOVERNMENTAL THIRD PARTIES....................................21

        2.27. ACCOUNTS RECEIVABLE...........................................................21

        2.28. INVENTORY.....................................................................21

        2.29. MEDICARE/MEDICAID.............................................................21

        2.30. SECURITIES MATTERS............................................................22

        2.31. TAX-FREE REORGANIZATION.......................................................22

        2.32. POWERS OF ATTORNEY............................................................22

        2.33. TRANSACTIONS WITH RELATED PARTIES.............................................22

        2.34. PRODUCT LIABILITY.............................................................23

        2.35. FULL DISCLOSURE...............................................................23


ARTICLE III. REPRESENTATIONS AND WARRANTIES OF INFUSYSTEM...................................23

        3.1. ORGANIZATION AND QUALIFICATION.................................................23

        3.2. CAPITALIZATION.................................................................23

        3.3. VOTING AGREEMENTS..............................................................24

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
        3.4. AUTHORITY RELATIVE TO THIS AGREEMENT...........................................24

        3.5. SUBSIDIARIES...................................................................25

        3.6. ABSENCE OF CERTAIN CHANGES.....................................................25

        3.7. FINANCIAL STATEMENTS...........................................................25

        3.8. ABSENCE OF UNDISCLOSED LIABILITIES.............................................26

        3.9. CONSENTS AND APPROVALS; NO VIOLATION...........................................26

        3.10. BROKER'S COMMISSION OR FINDER'S FEES..........................................27

        3.11. EMPLOYMENT AND SIMILAR AGREEMENTS.............................................27

        3.12. LITIGATION....................................................................27

        3.13. TAXES.........................................................................28

        3.14. ERISA PLANS...................................................................30

        3.15. CONTRACTS.....................................................................30

        3.16. PATENTS, MARKS, TRADE NAMES, COPYRIGHTS AND REGISTRATIONS.....................31

        3.17. PROPERTIES, LIENS.............................................................32

        3.18. REAL PROPERTY.................................................................32

        3.19. COMPLIANCE WITH APPLICABLE LAWS...............................................32

        3.20. INSURANCE.....................................................................32

        3.21. ENVIRONMENTAL LIABILITY.......................................................33

        3.22. GOVERNMENT AUTHORIZATIONS.....................................................34

        3.23. BANKING FACILITIES............................................................35

        3.24. MINUTE BOOKS AND STOCK RECORDS................................................35

        3.25. NO TERMINATION OF BUSINESS RELATIONSHIP.......................................35

        3.26. CONSENTS OF NON-GOVERNMENTAL THIRD PARTIES....................................35

        3.27. ACCOUNTS RECEIVABLE...........................................................35

        3.28. INVENTORY.....................................................................36

        3.29. MEDICARE AND MEDICAID.........................................................36

        3.30. SECURITIES MATTERS............................................................36

                                      iii
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
        3.31. TAX-FREE REORGANIZATION.......................................................36

        3.32. POWERS OF ATTORNEY............................................................36

        3.33. TRANSACTIONS WITH RELATED PARTIES.............................................37

        3.34. PRODUCT LIABILITY.............................................................37

        3.35. FULL DISCLOSURE...............................................................37


ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF I-FLOW AND I-FLOWSUB..........................38

        4.1. ORGANIZATION...................................................................38

        4.2. AUTHORITY RELATIVE TO THIS AGREEMENT...........................................38

        4.3. BROKER'S COMMISSION OR FINDER'S FEES...........................................38

        4.4. I-FLOW SHARES..................................................................38

        4.5. SEC DOCUMENTS..................................................................39

        4.6. TAX-FREE REORGANIZATION........................................................39

        4.7. FULL DISCLOSURE................................................................39

        4.8 ABSENCE OF CERTAIN CHANGES......................................................39

        4.9 LITIGATION......................................................................39

        4.10 PREEMPTIVE RIGHTS..............................................................39


ARTICLE V. CONDUCT OF BUSINESS BY VMI AND INFUSYSTEM PRIOR TO EFFECTIVE TIME................40

        5.1. ORDINARY COURSE................................................................40

        5.2. DIVIDENDS; CHANGES IN STOCK....................................................40

        5.3. ISSUANCE OR REPURCHASE OF SECURITIES...........................................40

        5.4. GOVERNING DOCUMENTS............................................................40

        5.5. NO SOLICITATION................................................................40

        5.6. NO ACQUISITIONS................................................................41

        5.7. NO DISPOSITIONS................................................................41

        5.8. INDEBTEDNESS...................................................................42

                                       iv
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
        5.9. EMPLOYEES......................................................................42

        5.10. BENEFIT PLANS.................................................................42

        5.11. ADDITIONAL MATTERS............................................................42


ARTICLE VI.  ADDITIONAL COVENANTS...........................................................44

        6.1. ACCESS TO INFORMATION..........................................................44

        6.2. SHAREHOLDER APPROVALS..........................................................45

        6.3. GOVERNMENTAL FILINGS...........................................................45

        6.4. LEGAL CONDITIONS TO THE MERGER.................................................45

        6.5. CERTAIN DEFAULTS...............................................................45

        6.6. EXPENSES.......................................................................46

        6.7. BROKERS OR FINDERS.............................................................46

        6.8. ADDITIONAL ACTIONS.............................................................46

        6.9. TAX TREATMENT OF MERGER........................................................47

        6.10. TAX-FREE REORGANIZATION.......................................................47

        6.11. AFFILIATES OF VMI AND INFUSYSTEM..............................................47

        6.12 RESTRICTION ON SALE OF I-FLOW MERGER SHARES....................................47

        6.13 PROFITABILITY OF SURVIVING CORPORATION.........................................48

        6.14 SPINKA LAWSUIT.................................................................48

        6.15 ACCOUNTS RECEIVABLE............................................................49

        6.16 MEDICARE/MEDICAID..............................................................49

        6.17 QUALIFICATION TO DO BUSINESS...................................................49

        6.18 ENVIRONMENTAL MATTERS..........................................................50

        6.19 ADJUSTMENTS TO MERGER CONSIDERATION............................................50


ARTICLE VII. CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER.............................51

        7.1. CONDITIONS TO THE OBLIGATIONS OF I-FLOW, I-FLOWSUB, VMI AND INFUSYSTEM.........51

        7.2. FURTHER CONDITIONS TO THE OBLIGATIONS OF I-FLOW AND I-FLOWSUB..................52

                                       v
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
        7.3. FURTHER CONDITIONS TO THE OBLIGATIONS OF VMI AND INFUSYSTEM....................55


ARTICLE VIII. TERMINATION, AMENDMENT AND WAIVER.............................................56

        8.1. TERMINATION....................................................................56

        8.2. EFFECT OF TERMINATION..........................................................56

        8.3. AMENDMENT......................................................................57

        8.4. EXTENSION; WAIVER..............................................................57


ARTICLE IX. ESCROW FUND.....................................................................57

        9.1. AGREEMENT FOR INDEMNIFICATION FROM ESCROW FUND.................................57

        9.2. NOTICE OF CLAIM................................................................60

        9.3. DEFENSE AND SETTLEMENT OF CLAIMS...............................................60


ARTICLE X. INDEMNIFICATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................61

        10.1. RELATIONSHIP TO ESCROW FUND...................................................61

        10.2. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.............61

        10.3. INDEMNIFICATION OF I-FLOW AND I-FLOWSUB.......................................61

        10.4. CLAIMS FOR INDEMNIFICATION....................................................62

        10.5. MANNER OF INDEMNIFICATION OF I-FLOW AND I-FLOWSUB.............................63

        10.6. INDEMNIFICATION OF VMI AND INFUSYSTEM.........................................63

        10.7. CLAIMS FOR INDEMNIFICATION....................................................63

        10.8. MANNER OF INDEMNIFICATION OF THE VMI SHAREHOLDERS AND
               THE INFUSYSTEM SHAREHOLDERS..................................................63

        10.9 EQUITABLE CONTRIBUTION.........................................................64


ARTICLE XI. GENERAL PROVISIONS..............................................................64

        11.1. NOTICES.......................................................................64

        11.2. INTERPRETATION................................................................65

        11.3. COUNTERPARTS..................................................................65

        11.4. MISCELLANEOUS.................................................................65

                                       vi
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
        11.5. GOVERNING LAW.................................................................65

        11.6. ATTORNEYS' FEES...............................................................66

        11.7. SEVERABILITY..................................................................66

        11.8. AMENDMENT.....................................................................66

                                    SCHEDULES


       SCHEDULE NO.      DESCRIPTION OF SCHEDULE
                         -----------------------
       1.6(a)            Six Month Shortfall

       1.6(b)            One Year Shortfall, Eighteen Month Shortfall and Two
                         Year Shortfall

       2.2               VMI Capitalization

       2.6               VMI Absence of Certain Changes

       2.7(a)            VMI Year-End Financial Statements

       2.8               VMI Absence of Undisclosed Liabilities

       2.9               VMI Consents and Approvals; No Violation

       2.10              VMI Broker's Commission or Finder's Fees

       2.11              VMI Employment Agreements

       2.12              VMI Litigation

       2.13              VMI Taxes

       2.14              VMI ERISA Plans

       2.15              VMI Contracts

       2.17              VMI Property Liens

       2.18              VMI Real Property

       2.19              VMI Compliance with Applicable Laws

       2.20              VMI Insurance

       2.21              VMI Environmental Liabilities

       2.22              VMI Government Authorizations

       2.23              VMI Banking Facilities

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
       2.25              VMI No Termination of Business Relationship

       2.26              VMI Consent of Non-Governmental Third Parties

       2.27(a)           VMI Accounts Receivable (600+ Days)

       2.27(b)           VMI One Year AR

       2.27(c)           VMI Accounts Receivable

       2.28              VMI Inventory

       2.29              VMI Medicare/Medicaid

       2.33              VMI Transactions with Related Parties

       3.2               INFUSYSTEM Capitalization

       3.6               INFUSYSTEM Absence of Certain Changes

       3.7(a)            INFUSYSTEM Year-End Financial Statements

       3.8               INFUSYSTEM Absence of Undisclosed Liabilities

       3.9               INFUSYSTEM Consents, Approvals, No Violations

       3.10              INFUSYSTEM Broker's Commission or Finder's Fees

       3.11              INFUSYSTEM Employment

       3.12              INFUSYSTEM Litigation

       3.13              INFUSYSTEM Taxes

       3.14              INFUSYSTEM ERISA Plan

       3.15              INFUSYSTEM Contracts

       3.17              INFUSYSTEM Properties, Liens

       3.18              INFUSYSTEM Real Property

       3.19              INFUSYSTEM Compliance with Applicable Laws

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
       3.20              INFUSYSTEM Insurance

       3.21              INFUSYSTEM Environmental Liability

       3.22              INFUSYSTEM Government Authorizations

       3.23              INFUSYSTEM Banking Facilities

       3.25              INFUSYSTEM No Termination of Business Relationship

       3.26              INFUSYSTEM Consents of Non-Governmental Third Parties

       3.27(a)           INFUSYSTEM Accounts Receivable (600+ Days)

       3.27(b)           INFUSYSTEM One Year AR

       3.27(c)           INFUSYSTEM Accounts Receivable

       3.28              INFUSYSTEM Inventory

       3.29              INFUSYSTEM Medicare/Medicaid

       3.33              INFUSYSTEM Transactions with Related Parties

       4.5               SEC Documents

       4.9               I-FLOW Litigation

       5.8               INFUSYSTEM Indebtedness

       6.15(b)           Accounts Receivable

       6.16(a)           VMI Medicare/Medicaid

       6.16(b)           INFUSYSTEM Medicare/Medicaid

       6.19              Adjustments to Merger Consideration

       7.1(d)            Escrow

       10.3              Indemnification of I-FLOW and I-FLOWSUB

                                    EXHIBITS


EXHIBIT NO.                          DESCRIPTION OF EXHIBIT
-----------                          ----------------------
6.11                                 Affiliates Agreement

7.2(c)                               Opinion of VMI's and INFUSYSTEM's Counsel

7.2(i)                               Noncompetition Agreement

7.3(d)                               Opinion of I-FLOW's Counsel

                          AGREEMENT AND PLAN OF MERGER


               This Agreement and Plan of Merger (this "AGREEMENT") is entered into as of February 9, 1998 by and among I-Flow Corporation, a California corporation ("I-FLOW"), I-Flow Subsidiary, Inc., a California corporation and wholly owned subsidiary of I-FLOW ("I-FLOWSUB"), Venture Medical, Inc., a Michigan corporation ("VMI"), Infusystems II, Inc., a Michigan corporation ("INFUSYSTEM"), the individuals set forth on Schedule 2.2 hereto (collectively referred to herein as the "VMI SHAREHOLDERS" and individually as a "VMI SHAREHOLDER") and the individuals set forth on Schedule 3.2 hereto (collectively referred to herein as the "INFUSYSTEM SHAREHOLDERS" and individually as an "INFUSYSTEM SHAREHOLDER.")


                                    RECITALS


               WHEREAS, each of the VMI Shareholders owns the number of shares of issued and outstanding VMI Common Stock (as defined below) set forth under such Shareholder's name on the signature page hereto;

               WHEREAS, each of the INFUSYSTEM Shareholders owns the number of shares of issued and outstanding INFUSYSTEM Common Stock (as defined below) set forth under such Shareholder's name on the signature page hereto;

               WHEREAS, the Boards of Directors of I-FLOW, I-FLOWSUB, VMI and INFUSYSTEM have each determined that it is in the best interest of their respective shareholders for VMI and INFUSYSTEM to merge with and into I-FLOWSUB upon the terms and subject to the conditions set forth herein (the "MERGER");

               WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement constitute a plan of reorganization under Section 368 of the Code; and

               WHEREAS, in furtherance of the Merger, the Boards of Directors of I-FLOW and I-FLOWSUB have each approved the Merger in accordance with the California General Corporation Law ("CALIFORNIA LAW") and upon the terms and subject to conditions set forth herein, the Boards of Directors of VMI and INFUSYSTEM have each approved the merger in accordance with the Michigan Business Corporation Act ("MICHIGAN LAW") and upon the terms and subject to the conditions set forth herein, and the Boards of Directors of I-FLOWSUB, VMI and INFUSYSTEM have directed that this Agreement be submitted to their respective shareholders for adoption and approval.

               NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                            MERGER AND REORGANIZATION

               1.1 Merger. At the Effective Time (as defined in Section 1.4 below) and subject to and upon the terms and conditions of this Agreement, California Law and Michigan Law, VMI and INFUSYSTEM shall be merged with and into I-FLOWSUB, the separate corporate existences of VMI and INFUSYSTEM shall cease and I-FLOWSUB shall continue as the surviving corporation. I-FLOWSUB as the surviving corporation after the Merger is hereafter sometimes referred to as the "SURVIVING CORPORATION." Upon consummation of the Merger, the corporate name of I-FLOWSUB shall be changed to "Infusystem, Inc."

               1.2 Shareholder Approvals.

                   (a) I-FLOW, as the sole shareholder of I-FLOWSUB, has approved and adopted this Agreement and the Merger contemplated hereby in accordance with California Law and the Articles of Incorporation of I-FLOWSUB; and

                   (b) VMI and INFUSYSTEM, acting through their respective Boards of Directors, shall duly call, give notice of, convene and hold special meetings of their shareholders (the "SPECIAL MEETINGS") to consider and vote upon the approval and adoption of this Agreement and the Merger contemplated hereby or prepare and distribute to their shareholders an action by written consent of the shareholders approving and adopting this Agreement and the Merger contemplated hereby (the "WRITTEN CONSENTS"), all in accordance with Michigan Law and their respective Articles of Incorporation. VMI and INFUSYSTEM shall use their best efforts to hold the Special Meetings or send the Written Consents as soon as practicable after the date hereof.

               1.3 Closing. The closing of the Merger (the "CLOSING") will take place at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Irvine, California 92614, at 10:00 a.m. (local time) on January 30, 1998 or at such other time or date as agreed to by the parties after the date on which the shareholders of VMI and INFUSYSTEM shall have approved the Merger in accordance with their respective Articles of Incorporation and Michigan Law but not later than the third (3rd) business day following the satisfaction or waiver of all applicable conditions to Closing; provided, however, that in no event shall the Closing occur, except as agreed by the parties in writing, after February 6, 1998. The date of the Closing is referred to herein as the "CLOSING DATE."

               1.4 Consummation of Transactions. If, at the Closing, each of the conditions in Article VII has been satisfied or any such condition is not satisfied and the party whose obligation to close is subject to the satisfaction of such condition elects to waive satisfaction of the condition, then the transaction shall be consummated on such date and, then and thereupon, I-FLOW, I-FLOWSUB, VMI and INFUSYSTEM will each carry out the procedures specified under the applicable provisions of California Law and Michigan Law, to the end that the Merger shall become effective. The Merger shall be consummated and become effective by filing the Agreement of Merger (the "CALIFORNIA AGREEMENT OF MERGER") with the Secretary of State of the State of California and the Certificate of Merger (the "MICHIGAN CERTIFICATE OF MERGER") with the Secretary of State of the State of Michigan, in such form as required by and executed in accordance with the relevant provisions of California Law and Michigan Law, respectively. When used in this Agreement, "EFFECTIVE TIME" shall mean the time at which the California Agreement of Merger and the Michigan Certificate of Merger are so filed in accordance with California Law and Michigan Law, respectively.

               1.5 Effect of the Merger.  At the Effective Time:

                   (a) VMI and INFUSYSTEM shall be merged with and into I-FLOWSUB, with I-FLOWSUB as the Surviving Corporation;

                   (b) the separate existences of VMI and INFUSYSTEM shall cease;

                   (c) the Articles of Incorporation of I-FLOWSUB shall be the Articles of Incorporation of the Surviving Corporation (except that the name of the Surviving Corporation shall be changed to "Infusystem, Inc.");

                   (d) the Bylaws of I-FLOWSUB shall be the Bylaws of the Surviving Corporation;

                   (e) the directors and officers of I-FLOWSUB shall be the respective directors and officers of the Surviving Corporation, each to serve until his or her successor has been duly elected and qualified or otherwise as provided by law;

                   (f) the Surviving Corporation's principal executive office shall be located in the State of California; and

                   (g) the Merger, from and after the Effective Time, shall have all the effects provided by California Law, Michigan Law and any other applicable law.

               1.6 Merger Consideration and Effect on Capital Stock.

                   (a) Merger Consideration.

                       (i) The merger consideration ("MERGER CONSIDERATION") shall be payable in shares of common stock of I-FLOW ("I-FLOW MERGER SHARES") having an aggregate value of Two Million Eight Hundred Ninety-Seven Thousand Six Hundred Sixty-Eight Dollars ($2,897,668), and be payable no later than ten (10) calendar days after the Effective Time. The Merger Consideration shall be divided into (A) the "VMI MERGER CONSIDERATION" which shall consist of I-FLOW Merger Shares having an aggregate value of One Million Thirty-Seven Thousand Six Hundred Fifty-Five Dollars ($1,037,655) (35.81% of the Merger Consideration) and (B) the "INFUSYSTEM MERGER CONSIDERATION" which shall consist of I-FLOW Merger Shares having an aggregate value of One Million Eight Hundred Sixty Thousand Thirteen Dollars ($1,860,013) (64.19% of the Closing Merger Consideration).

                   The I-FLOW Merger Shares shall be valued based on the average of the last sale price of I-FLOW's Common Stock on the Nasdaq Small Cap Market for the period beginning fifteen (15) trading days and ending five (5) trading days immediately preceding the Closing Date (the "CLOSING VALUE").

                       (ii) As additional consideration, I-FLOW agrees that:

                   (A) In the event the average closing price of I-FLOW's Common Stock on the Nasdaq Small Cap Market for the twenty trading day period immediately preceding the six month anniversary of the Closing (the "SIX MONTH VALUE") is less than the Closing Value (subject to normal and customary adjustment in the event of a stock split or similar event), I-FLOW will promptly pay as additional Merger Consideration the "SIX MONTH SHORTFALL". For purposes hereof, the Six Month Shortfall shall be the greater of zero or that dollar amount calculated pursuant to the following calculation:

Step 1: Multiply the aggregate number of I-Flow Merger Shares initially issued pursuant to this Agreement by twenty-five percent (25%) (the "PROPORTIONATE NUMBER OF MERGER SHARES").

Step 2: Add the number of Escrowed Shares released to the Indemnified Parties to the number of Escrowed Shares (valued at the Closing Value) equal to the estimate of the amount of Buyer's Damages in connection with one or more outstanding and specified Buyer's Claims (the "NUMBER OF INDEMNIFICATION SHARES").

Step 3: Add the aggregate number of I-Flow Merger Shares sold by the Shareholders to the Number of Indemnification Shares (the "NUMBER OF SUBTRACTED SHARES").

Step 4: Subtract the Number of Subtracted Shares from the Proportionate Number of Merger Shares (the "NUMBER OF PRICE-GUARANTEED SHARES").

Step 5: Subtract the Six Month Value from the Closing Value (the "PRICE DIFFERENTIAL").

Step 6: Multiply the Price Differential by the Number of Price-Guaranteed Shares (the "SIX MONTH SHORTFALL").

                   (B) in the event the average closing price of I-FLOW's Common Stock on the Nasdaq Small Cap Market for the twenty trading day period immediately preceding the first anniversary of the Closing (the "ONE YEAR VALUE") is less than the Closing Value (subject to normal and customary adjustment in the event of a stock split or similar event), I-FLOW will promptly pay as additional Merger Consideration the "ONE YEAR SHORTFALL".

               For purposes hereof, the One Year Shortfall shall be the greater of zero or that dollar amount calculated pursuant to the following calculation:

Step 1: Multiply the aggregate number of I-Flow Merger Shares initially issued pursuant to this Agreement by twenty-five percent (25%) (the "PROPORTIONATE NUMBER OF MERGER SHARES").

Step 2: Add the number of Escrowed Shares released to the Indemnified Parties since the six month anniversary of the Closing to the number of Escrowed Shares (valued at the Closing Value) equal to the estimate of the amount of Buyer's Damages in connection with one or more outstanding and specified Buyer's Claims asserted since the six month anniversary of the Closing (the "NUMBER OF INDEMNIFICATION SHARES").

Step 3: Add the aggregate number of I-Flow Merger Shares sold by the Shareholders since the six month anniversary of the Closing to the Number of Indemnification Shares (the "NUMBER OF SUBTRACTED SHARES").

Step 4: Subtract the Number of Subtracted Shares from the Proportionate Number of Merger Shares (the "NUMBER OF PRICE-GUARANTEED SHARES").

Step 5: Subtract the One Year Value from the Closing Value (the "PRICE DIFFERENTIAL").

Step 6: Multiply the Price Differential by the Number of Price-Guaranteed Shares (the "ONE YEAR SHORTFALL").

               (C) in the event the average closing price of I-FLOW's Common Stock on the Nasdaq Small Cap Market for the twenty trading day period immediately preceding the eighteen month anniversary of the Closing (the "EIGHTEEN MONTH VALUE") is less than the Closing Value (subject to normal and customary adjustment in the event of a stock split or similar event), I-FLOW will promptly pay as additional Merger Consideration the "EIGHTEEN MONTH SHORTFALL". For purposes hereof, the Eighteen Month Shortfall shall be the greater of zero or that dollar amount calculated pursuant to the following calculation:

Step 1: Multiply the aggregate number of I-Flow Merger Shares initially issued pursuant to this Agreement by twenty-five percent (25%) (the "Proportionate Number of Merger Shares").

Step 2: Add the number of Escrowed Shares released to the Indemnified Parties since the one year anniversary of the Closing to the number of Escrowed Shares (valued at the Closing Value) equal to the estimate of the amount of Buyer's Damages in connection with one or more outstanding and specified Buyer's Claims asserted since the one year anniversary of the Closing (the "Number of Indemnification Shares").

Step 3: Add the aggregate number of I-Flow Merger Shares sold by the Shareholders since the one year anniversary of the Closing to the Number of Indemnification Shares (the "Number of Subtracted Shares").

Step 4: Subtract the Number of Subtracted Shares from the Proportionate Number of Merger Shares (the "Number of Price-Guaranteed Shares").

Step 5: Subtract the Eighteen Month Value from the Closing Value (the "Price Differential").

Step 6: Multiply the Price Differential by the Number of Price-Guaranteed Shares (the "Eighteen Month Shortfall").

               (D) in the event the average closing price of I-FLOW's Common Stock on the Nasdaq Small Cap Market for the twenty trading day period immediately preceding the two year anniversary of the Closing (the "TWO YEAR VALUE") is less than the Closing Value (subject to normal and customary adjustment in the event of a stock split or similar event), I-FLOW will promptly pay as additional Merger Consideration the "TWO YEAR SHORTFALL". For purposes hereof, the Two Year Shortfall shall be the greater of zero or that dollar amount calculated pursuant to the following calculation:

Step 1: Multiply the aggregate number of I-Flow Merger Shares initially issued pursuant to this Agreement by twenty-five percent (25%) (the "Proportionate Number of Merger Shares").

Step 2: Add the number of Escrowed Shares released to the Indemnified Parties to the number of Escrowed Shares (valued at the Closing Value) equal to the estimate of the amount of Buyer's Damages in connection with one or more outstanding and specified Buyer's Claims asserted since the eighteen month anniversary of the Closing (the "Number of Indemnification Shares").

Step 3: Add the aggregate number of I-Flow Merger Shares sold by the Shareholders since the eighteen month anniversary of the Closing to the Number of Indemnification Shares (the "Number of Subtracted Shares").

Step 4: Subtract the Number of Subtracted Shares from the Proportionate Number of Merger Shares (the "Number of Price-Guaranteed Shares").

Step 5: Subtract the Two Year Value from the Closing Value (the "Price Differential").

Step 6: Multiply the Price Differential by the Number of Price-Guaranteed Shares (the "Two Year Shortfall").

                   The Six Month Shortfall, if any, shall be paid to the VMI Shareholders and the INFUSYSTEMS Shareholders according to the percentages set forth on

Schedule 1.6(a) and the One Year Shortfall, Eighteen Month Shortfall and Two Year Shortfall, if any, shall be paid according to the percentages set forth on
Schedule 1.6(b).

                   At its election, I-FLOW may pay the Six Month Shortfall, One Year Shortfall, Eighteen Month Shortfall and Two Year Shortfall, if any, by the issuance of additional shares of I-FLOW Common Stock valued at the Six Month Value, One Year Value, Eighteen Month Value or Two Year Value, respectively, in cash, or any combination of I-FLOW Common Stock and cash.

                   (b) Conversion. At the Effective Time:

                       (i) each holder of shares of common stock, par value $0.01 per share, of VMI (the "VMI COMMON STOCK") which are outstanding immediately prior to the Effective Time, other than any Dissenting Shares (as defined in Section 1.6(g)), shall be entitled to receive in exchange for his VMI Common Stock the number of shares of I-FLOW Merger Shares which, when valued at the Closing Value, is equal to (x) the dollar amount of the VMI Merger Consideration (y) divided by the number of shares of VMI Common Stock outstanding immediately prior to the Effective Time and (z) multiplied by that holder's number of shares of VMI Common Stock immediately prior to the Effective Time; and

                       (ii) each holder of shares of common stock, no par value per share, of INFUSYSTEM (the "INFUSYSTEM COMMON STOCK") which are outstanding immediately prior to the Effective Time, other than any Dissenting Shares (as defined in Section 1.6(g)), shall be entitled to receive in exchange for his INFUSYSTEM Common Stock the number of shares of I-FLOW Merger Shares which, when valued at the Closing Value, is equal to (x) the dollar amount of the INFUSYSTEM Merger Consideration (y) divided by the number of shares of INFUSYSTEM Common Stock outstanding immediately prior to the Effective Time and (z) multiplied by that holder's number of shares of INFUSYSTEM Common Stock immediately prior to the Effective Time.

                       Each holder of a certificate representing any VMI Common Stock or INFUSYSTEM Common Stock (except for Dissenting Shares) shall after the Effective Time cease to have any rights with respect to such VMI Common Stock or INFUSYSTEM Common Stock, except the right to receive his pro rata share of the Merger Consideration upon the surrender of such certificate in accordance with this Section 1.6.

                   (c) Fractional Shares. No fractional shares of I-FLOW Common Stock shall be issued in the Merger. In lieu of the issuance of any such fractional shares, I-FLOW shall pay to each VMI Shareholder and INFUSYSTEM Shareholder who otherwise would be entitled to receive fractional shares of I-FLOW'S Common Stock an amount in cash (rounded to the nearest whole cent) determined by multiplying (i) the Closing Value by (ii) the fraction of a share of I-FLOW's Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.6 (b).

                   (d) No Subsequent Transfers; Lost, Stolen or Destroyed Certificates. After the Effective Time, there shall be no transfers on the stock transfer books of the

Surviving Corporation of shares of VMI Common Stock or INFUSYSTEM Common Stock or Dissenting Shares that were registered as outstanding immediately prior to the Effective Time. In the event that any registered certificate shall have been lost, stolen or destroyed, the Surviving Corporation, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and an indemnification (subject to the following sentence), shall make payment of the Shareholder's pro rata share of the Merger Consideration for the shares of VMI Common Stock or INFUSYSTEM Common Stock represented by such certificate in accordance with this Section 1.6 to the persons legally entitled thereto. The Surviving Corporation, in its sole discretion and as a condition precedent to the delivery of the Shareholder's pro rata share of the Merger Consideration in exchange for the shares of VMI Common Stock or INFUSYSTEM Common Stock represented by such certificate, may require the owner of such lost, stolen or destroyed certificate to provide a bond or other security in such sum as it reasonably may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the certificate alleged to have been so lost, stolen or destroyed.

                   (e) Tax Withholding. The right of any holder of shares of VMI Common Stock or INFUSYSTEM Common Stock to receive the Merger Consideration as provided herein shall be subject to and reduced by the amount of any required tax withholding obligation. To the extent that I-FLOW withholds taxes from payments to holders of shares of VMI Common Stock or INFUSYSTEM Common Stock, I-FLOW shall provide each such holder with documentary evidence of any amounts so withheld and information as to the basis therefor.

                   (f) I-FLOWSUB Capital Stock. Each share of common stock, par value $0.01 per share, of I-FLOWSUB issued and outstanding immediately prior to the Effective Time shall continue to represent one (1) share of issued and outstanding common stock of the Surviving Corporation and shall not be affected by the Merger.

                   (g) Dissenting Shares.

                       (i) Notwithstanding any provision of this Agreement to the contrary, any shares of VMI Common Stock or INFUSYSTEM Common Stock held by a holder who has exercised his dissenter's rights and demanded payment of the fair value of such shares in accordance with Michigan Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenter's rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Michigan Law.

                       (ii) Notwithstanding the provisions of Section 1.6(g)(i), if any holder of shares of VMI Common Stock or INFUSYSTEM Common Stock who exercises his dissenter's rights under Michigan Law shall effectively withdraw or lose (through failure to perfect or otherwise) such rights, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive his pro rata share of the Merger Consideration applicable to such shares as provided in this Section 1.6, without interest thereon, upon surrender of the certificate or certificates representing such shares.

                       (iii) VMI and INFUSYSTEM shall give I-FLOW (A) prompt notice of any exercise of any dissenter's rights by the holders of any shares of VMI Common Stock or INFUSYSTEM Common Stock, withdrawals of such exercise, and any other instruments served pursuant to Michigan Law and received by VMI and INFUSYSTEM, and (B) the opportunity to direct all negotiations and proceedings with respect to dissenter's rights under Michigan Law. VMI and INFUSYSTEM, except with the prior written consent of I-FLOW, shall not voluntarily make any agreement or payment with respect to any demand for appraisal of VMI Common Stock or INFUSYSTEM Common Stock or offer to settle any such demands.

               1.7 Escrow Deposit. No later than ten (10) calendar days after the Effective Time, I-FLOW shall deposit in escrow pursuant to Article IX hereof, the number of shares of I-FLOW Common Stock constituting the Escrowed Merger Consideration (as defined herein). Such shares shall be issued in the name of the Escrow Agent (as defined below) "as Escrow Agent under that Escrow Agreement dated [the Closing Date or otherwise with equivalent effect]". Such shares shall be held for the purposes described in Article IX, Article X and the Escrow Agreement (as hereinafter defined), and released to I-FLOW and/or the VMI Shareholders and INFUSYSTEM Shareholders in accordance with the provisions of
Article IX, Article X and the Escrow Agreement.


                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF VMI

               VMI and each VMI Shareholder jointly and severally represents and warrants to I-FLOW and I-FLOWSUB as follows:

               2.1 Organization and Qualification. VMI is a corporation duly organized, validly existing and in good standing under Michigan Law. VMI has the requisite corporate power and authority to own, use or lease its properties and to carry on its business as it is now being conducted and as it is now proposed to be conducted. VMI has made available to I-FLOW and I-FLOWSUB a complete and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, and VMI's Articles of Incorporation and Bylaws as so delivered are in full force and effect. VMI is not in default in any material respect in the performance, observation or fulfillment of any provision of its Articles of Incorporation or Bylaws. For purposes of this Agreement, a "VMI MATERIAL ADVERSE CHANGE" shall mean any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time could cause, result in or have) a material adverse effect on the financial condition, business, properties, prospects or results of operations of VMI taken as a whole.

               2.2 Capitalization. The VMI Shareholders collectively own, beneficially and of record, all of the issued and outstanding capital stock of VMI. The authorized capital stock of VMI consists solely of 750,000 shares of VMI Common Stock, $0.01 par value, of which 250,000 shares are issued and outstanding. Such shares are owned of record as set forth on Schedule 2.2. Except as set forth on Schedule 2.2, no agreement or other document grants or imposes on any shares of the VMI Common Stock any right, preference, privilege or restriction with respect to the transaction contemplated hereby (including, without limitation, any rights of first refusal), other than the right to vote as provided in Section 1.2 above and to dissent from the Merger as provided in
Section 1.6(g) above. All of the issued and outstanding shares of VMI's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights created by any agreement to which VMI is bound (except for VMI's Articles of Incorporation and Bylaws). There are no options, warrants or other rights, commitments or agreements of any character which call for the issuance of shares of capital stock or other securities of VMI or any securities, instruments or rights convertible into or exchangeable for shares of capital stock or other securities of VMI. At the Closing, the VMI Shareholders listed on Schedule 2.2 will have good and valid title to, and sole record and beneficial ownership of, such number of shares indicated on Schedule 2.2, free and clear of any claims, liens, pledges, options, security interests, trusts, encumbrances or other rights or interests of any person.

               2.3 Voting Agreements. Neither VMI nor any VMI Shareholder is a party or subject to any proxy, agreement or understanding and there is, to the knowledge of VMI, no agreement or understanding between any other persons, that affects or relates to the voting or giving of written consents with respect to any VMI security or the voting by a VMI director.

               2.4 Authority Relative to this Agreement. Each VMI Shareholder has the full right, power and authority to enter into this Agreement and to perform his obligations hereunder. VMI has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (provided that the Merger is approved pursuant to the provisions of Section 1.2 above and the applicable provisions of Michigan
Law). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of VMI have been duly and validly authorized by its Board of Directors, and no other corporate proceedings on the part of VMI are necessary, as a matter of law or otherwise, to authorize this Agreement or to consummate the transactions so contemplated (other than the Merger, which is subject to the provisions of Section 1.2 and the applicable provisions of California Law and Michigan Law). This Agreement has been duly and validly executed and delivered by VMI and each VMI Shareholder and constitutes a valid and binding agreement of VMI and each VMI Shareholder, enforceable against VMI and each VMI Shareholder in accordance with its terms, except (a) as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               2.5 Subsidiaries. VMI does not own, either directly or indirectly any interest or investment (whether debt or equity) in any corporation, partnership, joint venture, business, trust or other entity.

               2.6 Absence of Certain Changes. Except as set forth on Schedule 2.6, VMI, since December 31, 1996, has conducted its business only in, and has not engaged in any transaction other than according to, the ordinary and usual course of such business, and, since such date, there has not been (a) any VMI Material Adverse Change; (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of VMI; (c) any material change by VMI in accounting principles, practices or methods; (d) any labor dispute or difficulty which could result in any VMI Material Adverse Change, and no such dispute or difficulty is now threatened; (e) any material asset sold or disposed of (except inventory sold in the ordinary course of business), any material asset mortgaged, pledged or subjected to any lien, charge or other encumbrance; (f) any increase in the compensation payable or which could become payable by VMI to its directors, officers, employees, distributors, dealers or sales representatives; (g) any amendment of any employee benefit plan; (h) any issuance, transfer, sale or pledge by VMI of any shares of stock or other securities or of any commitments, options, rights or privileges under which VMI is or may become obligated to issue any shares of stock or other securities; (i) any indebtedness incurred by VMI, except such as may have been incurred in the ordinary course of business and consistent with past practice; (j) any loan made or agreed to be made by VMI, nor has VMI become liable or agreed to become liable as a guarantor with respect to any loan; (k) any waiver by VMI of any right or rights of material value or any payment, direct or indirect, of any material debt, liability or other obligation; or (l) any change in or amendment to the Articles of Incorporation or Bylaws of VMI.

               2.7 Financial Statements. The balance sheet of VMI as of December 31, 1996 and the related statements of operations and cash flow for the twelve
(12) month periods ended December 31, 1995 and December 31, 1996 (the "VMI YEAR-END FINANCIAL STATEMENTS") are attached hereto as Schedule 2.7. The VMI Year-End Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated (except as may be noted therein), and present fairly the financial position of VMI as of the end of such fiscal year and the results of operations and cash flows for such fiscal year in conformity with generally accepted accounting principles. The financial statements of VMI as of and for the twelve (12) month period ended December 31, 1997 (also attached hereto as Schedule 2.7) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the VMI Year-End Financial Statements, and present fairly the financial position of VMI as of the end of such twelve (12) month period and the results of operations and cash flows for such twelve (12) month period in conformity with generally accepted accounting principles, except that such financial statements may not contain all footnotes required by generally accepted accounting principles and are subject to normal recurring year-end adjustments. Such financial statements are collectively referred to herein as the "VMI FINANCIAL STATEMENTS," and the financial statements for the twelve (12) month period ended December 31, 1997 are referred to herein as the "VMI 1997 FINANCIAL STATEMENTS."

               2.8 Absence of Undisclosed Liabilities.

                   (a) Except as disclosed on Schedule 2.8 and to the extent reserved against or reflected in the balance sheet of VMI included in the VMI 1997 Financial Statements, VMI did not have, at such date, any material liabilities or obligations (contingent or otherwise) which were required by generally accepted accounting principles, consistently applied, to be reflected therein, and since that date VMI has not incurred any material liabilities or obligations which, had they been incurred prior to December 31, 1997, would have been required by such principles, so applied, to have been reflected in such balance sheet, except such liabilities or obligations incurred in the ordinary and usual course of business and consistent with past practice.

                   (b) VMI is not and will not be liable for prepayment or other penalties in connection with the early retirement of any VMI indebtedness for borrowed money.

               2.9 Consents and Approvals; No Violation. Except as disclosed on
Schedule 2.9, the execution and delivery of this Agreement by VMI, the consummation of the transactions contemplated hereby or the performance by VMI of its obligations hereunder will not:

                   (a) subject to the obtaining of any requisite approvals of VMI's shareholders, conflict with any provision of VMI's Articles of Incorporation or Bylaws;

                   (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) the filing of the California Certificate of Merger pursuant to California Law and the Michigan Certificate of Merger pursuant to Michigan Law, and (ii) the filing of the Governmental Filings (as defined in Section 6.3 below);

                   (c) conflict with, result in the breach of or constitute a default (or give rise to any right of termination, cancellation or acceleration or guaranteed payments) under any of the terms, conditions or provisions of any material note, lease, mortgage, license, agreement, contract or other instrument or obligation to which VMI is a party or by which VMI or any of its assets may be bound;

                   (d) conflict with or violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to VMI; or

                   (e) result in the creation of any lien, charge or encumbrance upon any shares of capital stock or assets of VMI under any agreement or instrument to which VMI is bound.

               2.10 Broker's Commission or Finder's Fees. Except as disclosed in
Schedule 2.10, no person or entity has acted for VMI in connection with the transactions provided for in this Agreement in a way which would entitle such person to, and no person or entity is entitled to receive from VMI, any broker's commissions or finder's fees (or other similar fees or commissions) in connection with this Agreement.

               2.11 Employment and Similar Agreements. Except as set forth on
Schedule 2.11:

                   (a) there are no employment, severance, bonus or indemnification arrangements, agreements, understandings or plans between VMI and any director, officer or employee thereof except those indemnification provisions set forth in VMI's Articles of Incorporation and Bylaws;

                   (b) there are no agreements of the type described in Section 2.11(a) above (i) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving VMI of the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guaranty not terminable at will or (iii) providing severance benefits or other benefits (which are conditioned upon a change in control) after the termination of employment of such employee, regardless of the reason for such termination of employment;

                   (c) there are no agreements or plans, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                   (d) subject to general principles related to wrongful termination of employees, there are no officers or employees of VMI whose employment is not terminable at the will of VMI;

                   (e) VMI is not obligated to compensate any consultants pursuant to any agreement or arrangement which is material to VMI taken as a whole; and

                   (f) VMI is not a party to, nor is bound by, any collective bargaining agreement or other labor agreement and VMI is not involved in any labor discussion with any unit or group seeking to become the bargaining unit for any of its employees, nor has any such unit or group notified VMI of an intention to commence any organizational activities among the employees of VMI. True and complete copies of any agreements disclosed in Schedule 2.11 have been delivered or made available to I-FLOW and I-FLOWSUB.

               2.12 Litigation. Except as set forth on Schedule 2.12, there is no claim, action or proceeding pending or, to the knowledge of VMI, threatened against or relating to VMI before any court or other competent governmental or regulatory authority or body acting in an adjudicative capacity, or, to the knowledge of VMI, any reasonable basis therefor. VMI, nor any officer, director or employee of VMI, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other governmental or regulatory authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of VMI nor, to the knowledge of VMI, is any officer, director or employee of VMI under investigation by any governmental or regulatory authority. There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring VMI to take any action of any kind with respect to its business, assets or properties.

               2.13 Taxes.

                    (a) Except as set forth on Schedule 2.13(a), VMI has timely filed all Returns (as defined below) required to be filed by it and all such Returns are true, complete, and correct. All Taxes (as defined below) shown to be payable on the Returns or subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by VMI with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement. VMI has withheld and paid over all Taxes required to have been held and paid over, and complied with, all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of VMI with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that VMI is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

                    (b) The amount of VMI's liability for unpaid Taxes for all periods ending on or prior to the date of this Agreement do not, in the aggregate, exceed the amount of the current liability accruals reflected on the VMI Financial Statements for Taxes (excluding reserves for deferred Taxes and excluding liability for unpaid Taxes incurred by VMI in the ordinary course of business since the date of the VMI 1997 Financial Statements) with respect to VMI as of the date of this Agreement, and the amount of VMI's liability for unpaid Taxes for all periods on or prior to the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals reflected on the VMI Financial Statements for Taxes (excluding reserves for deferred Taxes and excluding liability for unpaid Taxes incurred by VMI in the ordinary course of business since the date of the VMI 1997 Financial Statements) with respect to VMI as of the Closing Date.

                    (c) Except as set forth on Schedule 2.13(c), the Returns of VMI have never been audited by a government or taxing authority, nor is any such audit in process, pending, or threatened (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of VMI, and VMI has not received notice (either in writing or verbally, formally or informally) or expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid by it. VMI is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against VMI or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax Returns of VMI. VMI has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

                    (d) VMI is not (nor has it ever been) a party to any tax sharing agreement and has not assumed the tax liability of any other person under contract.

                    (e) For purposes of this Section 2.13, (i) the term "TAXES" shall mean all taxes, however denominated, including any interest, penalties, or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local, or foreign government or any agency or political subdivision thereof, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, and other obligations of the same or of a similar nature to any of the foregoing, which VMI is required to pay, withhold, or collect, and (ii) the term "RETURN" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

                    (f) Other than dispositions made in the ordinary course of business, VMI has not disposed of any of its assets (including any distribution of assets with respect to, or in redemption of, its stock) during the two year period ending on the date of this Agreement.

                    (g) There is no plan or intention ("PLAN") on the part of the VMI Shareholders to engage in a sale, exchange, transfer, pledge, disposition, or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "SALE") of the VMI Closing Merger Consideration and the VMI Escrowed Merger Consideration that would reduce ownership by the VMI Shareholders of such consideration to a number of shares having a value as of the Effective Time of the Merger of less than fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of VMI Common Stock. For purposes of this representation, shares of VMI Common Stock exchanged for cash in lieu of fractional shares and disposed of through the exercise of dissenters' rights shall be considered shares of VMI Common Stock outstanding prior to the Merger.

               2.14 ERISA Plans. Each employee pension benefit plan, program, agreement or arrangement ("VMI PLAN") maintained or contributed to by VMI which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if any, is set forth on Schedule 2.14 and such VMI Plans conform in all material respects to, and their administration is in conformity in all material respects with, all applicable federal laws; no liability under ERISA or the Code has been or is expected to be incurred by VMI with respect to any VMI Plan; full payment has been made of all amounts which VMI is required to have paid as contributions to such Plans; the cost of providing all retirement and post-termination benefits has been properly accrued and is reflected in the VMI Financial Statements in accordance with generally accepted accounting principles; there is not in the aggregate any accumulated funding deficiency with respect to such VMI Plans; and the current value of accrued benefits of each such VMI Plan does not exceed the current value of such VMI Plan's assets. VMI has delivered or made available to I-FLOW and I-FLOWSUB true and complete copies of: (i) the VMI Plans and any related trusts or funding vehicles, policies or contracts and any related summary plan descriptions with respect to each VMI Plan; (ii) the most recent determination letters received from the Internal Revenue Service regarding the VMI Plans and copies of any pending applications, filings or notices with respect to any of the VMI Plans with the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the Department of Labor or any other governmental agency; (iii) the latest financial statements and annual reports, if any, for each of the VMI Plans and related trusts or funding vehicles, policies or contracts as of the end of the most recent plan year with respect to which the filing date for such information has passed; and (iv) any reports of the most recent actuarial valuations of the VMI Plans.

               2.15 Contracts. Schedule 2.15 sets forth a true and correct list of:

                    (a) Each material customer contract, whether written or oral, between VMI and any party to whom VMI provides goods or services; and

                    (b) Each contract, whether written or oral, between VMI and any party to whom VMI is obligated to make any payments.

        The contracts and agreements which are required to be identified in
Schedule 2.15 above are hereinafter referred to as the "VMI CONTRACTS." True and complete copies of each written VMI Contract and true and complete written summaries of each oral VMI Contract have been delivered to I-FLOW and I-FLOWSUB by VMI. Except as set forth on Schedule 2.15:

                        (i) Each of the VMI Contracts is a valid, binding and enforceable agreement of VMI and, to the knowledge of VMI, the other parties thereto and, to the knowledge of VMI, will, subject to the satisfaction of the conditions in Article VII, continue to be valid, binding and enforceable immediately after the Closing, except (a) as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                        (ii) VMI has no reason to believe that VMI will not be able to fulfill in all material respects all of its obligations under the VMI Contracts which remain to be performed;

                        (iii) To the knowledge of VMI, there has not occurred any material default (or event which upon provision of notice or lapse of time or both would become such a default) under any of the VMI Contracts on the part of VMI; and

                        (iv) The VMI Contracts listed on Schedule 2.15 are all of the agreements, promissory notes, contracts and instruments (except employment agreements which are set forth on Schedule 2.11) that are material to VMI or its business.

               2.16 Patents, Marks, Trade Names, Copyrights and Registrations.

                    (a) VMI has sufficient right, title and interest in all Intellectual Property (as defined below) necessary for the business of VMI as now conducted, and the consummation of the transactions contemplated hereby will not alter or impair in an adverse manner such Intellectual Property rights.

                    (b) "INTELLECTUAL PROPERTY" includes United States and foreign inventions, invention disclosures, patents, inventors' certificates, utility models, trademarks, service marks, trade names, copyrights, mask work registrations, trade secrets (including processes and software programs), registrations and applications therefor, and past, present and future causes of action and remedies therefor.

                    (c) VMI is not in default under any material agreement pursuant to which it is licensing Intellectual Property of a third party or granting licenses to its own Intellectual Property. VMI has not notified any other party of an alleged default of any such agreement. VMI has not received any communications alleging that VMI has violated in any material respect any other person's Intellectual Property rights or has engaged in unfair competition against such person.

                    (d) VMI does not now infringe or misappropriate any third party's Intellectual Property rights and does not have any material liability for any past infringement or misappropriation. No material dispute or disagreement involving VMI exists or is, to the knowledge of VMI, threatened with regard to any third party Intellectual Property right, including any allegation of Intellectual Property infringement or misappropriation or of any breach or default of an Intellectual Property license or similar agreement.

               2.17 Properties, Liens. Except as set forth on Schedule 2.17, VMI owns, free and clear of any liens, claims, charges, options or other encumbrances, all of its tangible and intangible property, real and personal, whether or not reflected in the VMI 1997 Financial Statements (except property sold or disposed of in the ordinary course of business since August 31, 1997) and all such property acquired since such date that is necessary to conduct its business as it is now being conducted, and there has not been any violation of any law, regulation or ordinance (including without limitation laws, regulations and ordinances relating to health, fire, safety, zoning, environmental, building, city planning or similar issues) relating to its properties or its business which could result in a VMI Material Adverse Change. All material plants, structures and equipment owned or leased by VMI and material to the operation of its business are in satisfactory condition and repair for the requirements of its business as now being conducted. There are no proceedings affecting any of such properties pending or, to the knowledge of VMI, threatened which may reasonably be expected to curtail, materially and adversely, the use of such property for the purpose for which it was acquired or the purpose for which it is now used.

               2.18 Real Property. VMI does not own any real property. Schedule
2.18 lists each lease of real property under which VMI is a lessee, lessor, sublessee or sublessor, as so designated therein (the "VMI REAL PROPERTY"). Except as indicated in Schedule 2.18, all material leases, easements and other real property interests held by VMI are valid and enforceable and VMI is not in material default thereunder.

               2.19 Compliance with Applicable Laws. Except as disclosed in
Schedule 2.19, (a) VMI holds, and has at all times held, all licenses, permits and authorizations necessary for the lawful conduct of its respective businesses, as then and now conducted and (b) such businesses have not been and are not being, and VMI has not received any notice from any authority or person that such businesses have been or are being, conducted in violation of any law, ordinance or regulation, including without limitation any law, ordinance or regulation relating to (i) the protection of the environment, (ii) the provision of medical supplies and services, or (iii) occupational health and safety.

               2.20 Insurance. Schedule 2.20 sets forth a true and correct list of all insurance policies of any nature whatsoever maintained by VMI pertaining to the business of VMI. VMI maintains, with responsible insurance carriers, property, auto liability, professional liability, workers' compensation and general liability insurance. Such policies and binders are and will be in full force and effect through the Effective Time and, except as otherwise set forth on Schedule 2.20, such policies, or other policies covering the same risks, have been in full force and effect, without gaps, continuously for the past five (5) years. Copies of all such policies have been made available to I-FLOW for its inspection. VMI is not in default under any of such policies or binders, and VMI has not failed to give any notice or to present any claim on behalf of VMI, that could result in a claim in excess of $5,000, under any such policy or binder in a due and timely fashion. Except as set forth on Schedule 2.20, VMI is not aware of any facts concerning VMI or its businesses, operations, assets and liabilities, contingent or otherwise, upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders.

               2.21 Environmental Liability.

                    (a) Except as set forth on Schedule 2.21:

                        (i) VMI is in compliance with, and has at all times complied with, all Environmental Laws (as defined below) in all material respects;

                        (ii) there are no Hazardous Substances (as defined below) attributable to VMI, nor to its best knowledge, attributable to any other person, present now, nor have there been Hazardous Substances present at any time, on, under, in, or about VMI Property (as defined below) or properties formerly owned or operated by VMI (including soils, groundwater, surface water, buildings or other structures), nor, to its best knowledge, have any Hazardous Substances migrated or threatened to migrate from other properties upon, about or beneath the VMI Property or properties formerly owned or operated by VMI, that may subject VMI to material liability under any Environmental Law;

                        (iii) there has been no disposal or release of Hazardous Substances by VMI, nor to its best knowledge, by any other person, on, under, in, or about VMI Property or properties formerly owned or operated by VMI that may subject VMI to material liability under any Environmental Law;

                        (iv) VMI is not subject to material liability under any Environmental Law for any Hazardous Substance disposal or contamination arising from VMI's business or operations on any third party property;

                        (v) VMI has not caused any release or threat of release of any Hazardous Substance (not covered by i-iv above) that may subject VMI to material liability under any Environmental Law;

                        (vi) neither VMI nor, to its best knowledge, any prior owner, tenant, occupant or user of VMI Property and properties formerly owned or operated by VMI has received any notice, demand, letter, claim or request for information relating to VMI Property or properties formerly owned or operated by VMI alleging violation of or liability under any Environmental Law;

                        (vii) neither VMI nor, to its best knowledge, any prior owner, tenant, occupant or user of VMI Property and properties formerly owned or operated by VMI has ever been subject to any orders, decrees, injunctions or other arrangements with any governmental entity, nor is subject to any indemnity or other agreement with any third party relating to VMI Property or properties formerly owned or operated by VMI, alleging liability under any Environmental Law;

                        (viii) there are no circumstances or conditions involving VMI that could reasonably be expected to result in any material claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any VMI Property pursuant to any Environmental Law;

                        (ix) to its best knowledge, no underground storage tanks, asbestos-containing material, lead-based products, or polychlorinated biphenyls have ever been located on the VMI Property or properties formerly owned or operated by VMI; and

                        (x) VMI has delivered or made available to I-FLOW copies of all environmental assessments, audits, studies, and other environmental reports in its possession or reasonably available to it relating to VMI or any of its current or former properties or operations.

                    (b) As used herein:

                        (i) "ENVIRONMENTAL LAW" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, or treaty; all judicial, administrative, and regulatory orders, judgments, decrees, permits, and authorizations; and common law relating to: (A) the protection, investigation, remediation, or restoration of the environment or natural resources, (B) the handling, use, storage, treatment, disposal, release or threatened release of any Hazardous Substance, (C) noise, odor, pollution, contamination, land use, any injury or threat of injury to persons or property or (D) the protection of the health and safety of employees or the public;

                        (ii) "HAZARDOUS SUBSTANCE" means any substance, material, or waste that is: (A) listed, classified or regulated in any concentration pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance, material, or waste which may be the subject of regulatory action by any governmental entity pursuant to any Environmental Law; and

                        (iii) "VMI PROPERTY" means any real property and improvements leased, used, operated or occupied by VMI.

               2.22 Government Authorizations. All licenses, franchises, permits and other governmental authorizations held by VMI that are material in connection with its businesses are valid and sufficient for all businesses now conducted by it. Except as set forth on Schedule 2.22, the businesses of VMI are not being conducted in violation of any law, ordinance or regulation of any governmental entity.

               2.23 Banking Facilities. Schedule 2.23 contains a true and complete list of:

                    (a) Each bank, savings and loan or other institution in which VMI has a deposit, custodial, trust or similar account or safety deposit or lock box account and the numbers and types of the accounts or safety deposit boxes maintained by VMI at such financial institutions; and

                    (b) The names of all persons authorized to draw on each such account or to have access to any such safety deposit or lock box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

               2.24 Minute Books and Stock Records. After a diligent search, VMI has delivered or made available to I-FLOW and I-FLOWSUB true and correct copies of all minutes of VMI that are in possession or control of VMI, which minutes contain a complete and correct record of all meetings of the Board of Directors of VMI and committees thereof and all meetings of its shareholders and all actions by written consent without a meeting by such Board of Directors and committees thereof and its shareholders referred to in such minutes and reflect accurately in all material respects all actions by such directors and committees thereof and by shareholders with respect to all transactions referred to in such minutes. VMI has delivered or made available to I-FLOW and I-FLOWSUB true, correct and complete copies of the stock record book of VMI.

               2.25 No Termination of Business Relationship. Except as set forth on Schedule 2.25, none of the customers with which VMI has a material business relationship has given notice of an intention to cancel, fail to renew or otherwise terminate or materially impair such business relationship with such entity and VMI has no knowledge of any event (including without limitation the transactions contemplated hereby) which would precipitate the impairment, cancellation or termination of, or the failure to renew, or entitle any such customer to terminate, such a business relationship.

               2.26 Consents of Non-Governmental Third Parties. Except as set forth on Schedule 2.26 hereto, no consent, waiver or approval of any non-governmental third party is necessary for the consummation by VMI of the transactions contemplated hereby.

               2.27 Accounts Receivable. All accounts receivable of VMI outstanding for more than six hundred (600) days as of the date hereof are set forth on Schedule 2.27(a). All accounts receivable of VMI outstanding for more than one (1) year but less than six hundred (600) days as of the date hereof are set forth on Schedule 2.27(b) (the "VMI ONE YEAR AR"). Except as set forth on
Schedule 2.27(c), all accounts receivable of VMI shown on the VMI 1997 Financial Statements and all accounts receivable of VMI created after August 31, 1997 up to the date hereof arose from valid transactions in the ordinary course of business and such accounts receivable will be fully collected (except to the extent of the reserves thereon) in the ordinary course of business and in the time periods traditional for such receivables. Notwithstanding the foregoing, within one year from the Effective Time, the Surviving Corporation shall collect an aggregate sum equal to or greater than Four Hundred Thousand Dollars ($400,000) on the VMI One Year AR and the INFUSYSTEM One Year AR (as defined below in Section 3.27).

               2.28 Inventory. The inventory of VMI consists of supplies which are merchantable and fit for the purpose for which they were procured, and none of which are damaged or defective in any manner. Except as set forth on Schedule 2.28, no inventory of VMI has been pledged as collateral.

               2.29 Medicare/Medicaid. Except as set forth on Schedule 2.29, to the best of its knowledge, VMI has not engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, or related state or local statutes or regulations or which otherwise constitutes fraud, including, without limitation, the following: (i) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment or otherwise claiming or receiving improper reimbursement amounts with respect thereto; (ii) making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failing to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid (collectively the "VMI MEDICARE PROHIBITED ACTS"). To the best knowledge of VMI, all billings to Medicare and Medicaid have been fully and appropriately made, are in the appropriate amounts and are fully collectible.

               2.30 Securities Matters. VMI does not currently have nor has it had any outstanding securities registered (or required to be registered) under the Securities Act of 1933, as amended (the "1933 ACT") or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), nor any reporting obligation thereunder.

               2.31 Tax-Free Reorganization. VMI has no reason to believe that the Merger will not qualify as a tax-free reorganization within the meaning of
Section 368(a) of the Code.

               2.32 Powers of Attorney. VMI has no powers of attorney outstanding other than those issued in the ordinary course of business with respect to insurance, tax, and customs matters.

               2.33 Transactions with Related Parties. Except as set forth in
Schedule 2.33, no officer, director, or person known to VMI to own more than one percent (1%) of VMI Common Stock (each, a "RELATED PARTY," and, collectively, the "RELATED PARTIES") was, during the year ended December 31, 1996, or thereafter, or is currently, a party, directly or indirectly to any transaction or is a proposed party to any currently proposed transaction with VMI. Except as set forth in Schedule 2.33; (i) since December 31, 1996 there have been no transactions between VMI and any Related Party or any payment (however characterized) by VMI to any Related Party or by any Related Party to VMI (other than payments in the ordinary course and consistent with past practice in respect of salary, wages or reimbursable expenses); (ii) there is no lease, agreement or commitment between VMI and any Related Party; (iii) no Related Party has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of VMI; (iv) no Related Party is indebted to VMI; (v) VMI is not indebted to any Related Party; and (vi) no Related Party competes with or is a director, officer, employee or five percent (5%) or greater shareholder of any person or entity that competes with VMI. After the adjustments to be made to the Merger Consideration to be received by the Shareholders in accordance with Section 6.19, except for the current monthly lease payment due Tu-Effs Limited Partnership ("TU-EFFS") pursuant to the lease between VMI and Tu-Effs (the "LEASE") for the premises located at 1551 East Lincoln Avenue, Madison Heights, Michigan 48071, VMI shall have collected in full all accounts receivable from Related Parties and paid or otherwise discharged all debt to Related Parties.

               2.34 Product Liability. There is no action, suit, proceeding or investigation by or before any court or governmental authority or agency pending, or to the best knowledge of VMI, threatened against or involving VMI relating to any product alleged to have been manufactured, repaired, sold, leased or distributed by VMI and alleged to have been defective, or improperly designed, manufactured or repaired nor, to the best knowledge of VMI, is there any valid basis for any such action, suit, proceeding or investigation.

               2.35 Full Disclosure. All instruments, agreements and other documents delivered or to be delivered, or made available by VMI or the VMI Shareholders, to I-FLOW or I-FLOWSUB pursuant to this Agreement are complete and correct in all material respects. No representation or warranty made by VMI in this Article II or the Schedules to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein necessary to make the statements on behalf of VMI in this Article II and the Schedules to this Agreement, in light of the circumstances in which they are made, not misleading.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                                  OF INFUSYSTEM

               INFUSYSTEM and each INFUSYSTEM Shareholder jointly and severally represents and warrants to I-FLOW and I-FLOWSUB as follows:

               3.1 Organization and Qualification. INFUSYSTEM is a corporation duly organized, validly existing and in good standing under Michigan Law. INFUSYSTEM has the requisite corporate power and authority to own, use or lease its properties and to carry on its business as it is now being conducted and as it is now proposed to be conducted. INFUSYSTEM has made available to I-FLOW and I-FLOWSUB a complete and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, and INFUSYSTEM's Articles of Incorporation and Bylaws as so delivered are in full force and effect. INFUSYSTEM is not in default in any material respect in the performance, observation or fulfillment of any provision of its Articles of Incorporation or Bylaws. For purposes of this Agreement, an "INFUSYSTEM MATERIAL ADVERSE CHANGE" shall mean any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time could cause, result in or have) a material adverse effect on the financial condition, business, properties, prospects or results of operations of INFUSYSTEM taken as a whole.

               3.2 Capitalization. The INFUSYSTEM Shareholders collectively own, beneficially and of record, all of the issued and outstanding capital stock of INFUSYSTEM. The authorized capital stock of INFUSYSTEM consists solely of 60,000 shares of INFUSYSTEM Common Stock, no par value, of which 6,000 shares are issued and outstanding. Such shares are owned of record as set forth on Schedule 3.2. Except as set forth on Schedule 3.2, no agreement or other document grants or imposes on any shares of the INFUSYSTEM Common Stock any right, preference, privilege or restriction with respect to the transaction contemplated hereby (including, without limitation, any rights of first refusal), other than the right to vote as provided in Section 1.2 above and to dissent from the Merger as provided in Section 1.6(g) above. All of the issued and outstanding shares of INFUSYSTEM's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights created by any agreement to which INFUSYSTEM is bound (except for INFUSYSTEM's Articles of Incorporation and Bylaws). There are no options, warrants or other rights, commitments or agreements of any character which call for the issuance of shares of capital stock or other securities of INFUSYSTEM or any securities, instruments or rights convertible into or exchangeable for shares of capital stock or other securities of INFUSYSTEM. At the Closing, the INFUSYSTEM Shareholders listed on Schedule
3.2 will have good and valid title to, and sole record and beneficial ownership of, such number of shares indicated on Schedule 3.2, free and clear of any claims, liens, pledges, options, security interests, trusts, encumbrances or other rights or interests of any person.

               3.3 Voting Agreements. Neither INFUSYSTEM nor any INFUSYSTEM Shareholder is a party or subject to any proxy, agreement or understanding and there is, to the knowledge of INFUSYSTEM, no agreement or understanding between any other persons, that affects or relates to the voting or giving of written consents with respect to any INFUSYSTEM security or the voting by an INFUSYSTEM director.

               3.4 Authority Relative to this Agreement. Each INFUSYSTEM Shareholder has the full right, power and authority to enter in this Agreement and to perform his obligations hereunder. INFUSYSTEM has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (provided that the Merger is approved pursuant to the provisions of Section 1.2 above and the applicable provisions of Michigan
Law). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of INFUSYSTEM have been duly and validly authorized by its Board of Directors, and no other corporate proceedings on the part of INFUSYSTEM are necessary, as a matter of law or otherwise, to authorize this Agreement or to consummate the transactions so contemplated (other than the Merger, which is subject to the provisions of Section 1.2 and the applicable provisions of California Law and Michigan Law). This Agreement has been duly and validly executed and delivered by INFUSYSTEM and constitutes a valid and binding agreement of INFUSYSTEM and each INFUSYSTEM Shareholder enforceable against INFUSYSTEM and each INFUSYSTEM Shareholder in accordance with its terms, except (a) as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               3.5 Subsidiaries. INFUSYSTEM does not own, either directly or indirectly, any interest, investment (whether debt or equity) in any corporation, partnership, joint venture, business, trust or other entity.

               3.6 Absence of Certain Changes. Except as set forth on Schedule 3.6, INFUSYSTEM, since December 31, 1996, has conducted its business only in, and has not engaged in any transaction other than according to, the ordinary and usual course of such business, and, since such date, there has not been (a) any INFUSYSTEM Material Adverse Change; (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of INFUSYSTEM; (c) any material change by INFUSYSTEM in accounting principles, practices or methods; (d) any labor dispute or difficulty which could result in any INFUSYSTEM Material Adverse Change, and no such dispute or difficulty is now threatened; (e) any material asset sold or disposed of (except inventory sold in the ordinary course of business), any material asset mortgaged, pledged or subjected to any lien, charge or other encumbrance; (f) any increase in the compensation payable or which could become payable by INFUSYSTEM to its directors, officers, employees, distributors, dealers or sales representatives;
(g) any amendment of any employee benefit plan; (h) any issuance, transfer, sale or pledge by INFUSYSTEM of any shares of stock or other securities or of any commitments, options, rights or privileges under which INFUSYSTEM is or may become obligated to issue any shares of stock or other securities; (i) any indebtedness incurred by INFUSYSTEM, except such as may have been incurred in the ordinary course of business and consistent with past practice; (j) any loan made or agreed to be made by INFUSYSTEM, nor has INFUSYSTEM become liable or agreed to become liable as a guarantor with respect to any loan; (k) any waiver by INFUSYSTEM of any right or rights of material value or any payment, direct or indirect, of any material debt, liability or other obligation; or (l) any change in or amendment to the Articles of Incorporation or Bylaws of INFUSYSTEM.

               3.7 Financial Statements. The balance sheet of INFUSYSTEM as of December 31, 1996 and the related statements of operations and cash flow for the twelve (12) month periods ended December 31, 1995 and December 31, 1996 (the "INFUSYSTEM YEAR-END FINANCIAL STATEMENTS") are attached hereto as Schedule 3.7. The INFUSYSTEM Year-End Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated (except as may be noted therein), and present fairly the financial position of INFUSYSTEM as of the end of such fiscal year and the results of operations and cash flows for such fiscal year in conformity with generally accepted accounting principles. The financial statements of INFUSYSTEM as of and for the twelve (12) month period ended December 31, 1997 (also attached hereto as Schedule 3.7) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the INFUSYSTEM Year-End Financial Statements, and present fairly the financial position of INFUSYSTEM as of the end of such twelve (12) month period and the results of operations and cash flows for such twelve (12) month period in conformity with generally accepted accounting principles, except that such financial statements may not contain all footnotes required by generally accepted accounting principles and are subject to normal recurring year-end adjustments. Such financial statements are collectively referred to herein as the "INFUSYSTEM FINANCIAL STATEMENTS," and the financial statements for the twelve (12) month period ended December 31, 1997 are referred to herein as the "INFUSYSTEM 1997 FINANCIAL STATEMENTS."

               3.8 Absence of Undisclosed Liabilities.

                   (a) Except as disclosed on Schedule 3.8 and to the extent reserved against or reflected in the balance sheet of INFUSYSTEM included in the INFUSYSTEM 1997 Financial Statements, INFUSYSTEM did not have, at such date, any material liabilities or obligations (contingent or otherwise) which were required by generally accepted accounting principles, consistently applied, to be reflected therein, and since that date INFUSYSTEM has not incurred any material liabilities or obligations which, had they been incurred prior to December 31, 1997, would have been required by such principles, so applied, to have been reflected in such balance sheet, except such liabilities or obligations incurred in the ordinary and usual course of business and consistent with past practice.

                   (b) INFUSYSTEM is not and will not be liable for prepayment or other penalties in connection with the early retirement of any INFUSYSTEM indebtedness for borrowed money.

               3.9 Consents and Approvals; No Violation. Except as disclosed on
Schedule 3.9, the execution and delivery of this Agreement by INFUSYSTEM, the consummation of the transactions contemplated hereby or the performance by INFUSYSTEM of its obligations hereunder will not:

                   (a) subject to the obtaining of any requisite approvals of INFUSYSTEM's shareholders, conflict with any provision of INFUSYSTEM's Articles of Incorporation or Bylaws;

                   (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) the filing of the California Certificate of Merger pursuant to California Law and the Michigan Certificate of Merger pursuant to Michigan Law, and (ii) the filing of the Governmental Filings (as defined in Section 6.3 below);

                   (c) conflict with, result in the breach of or constitute a default (or give rise to any right of termination, cancellation or acceleration or guaranteed payments) under any of the terms, conditions or provisions of any material note, lease, mortgage, license, agreement, contract or other instrument or obligation to which INFUSYSTEM is a party or by which INFUSYSTEM or any of its assets may be bound;

                   (d) conflict with or violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to INFUSYSTEM; or

                   (e) result in the creation of any lien, charge or encumbrance upon any shares of capital stock or assets of INFUSYSTEM under any agreement or instrument to which INFUSYSTEM is bound.

               3.10 Broker's Commission or Finder's Fees. Except as disclosed in
Schedule 3.10, no person or entity has acted for INFUSYSTEM in connection with the transactions provided for in this Agreement in a way which would entitle such person to, and no person or entity is entitled to receive from INFUSYSTEM, any broker's commissions or finder's fees (or other similar fees or commissions) in connection with this Agreement.

               3.11 Employment and Similar Agreements. Except as set forth on
Schedule 3.11:

                   (a) there are no employment, severance, bonus or indemnification arrangements, agreements, understandings or plans between INFUSYSTEM and any director, officer or employee thereof except those indemnification provisions set forth in INFUSYSTEM's Articles of Incorporation and Bylaws;

                   (b) there are no agreements of the type described in Section 3.11(a) above (i) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving INFUSYSTEM of the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guaranty not terminable at will or (iii) providing severance benefits or other benefits (which are conditioned upon a change in control) after the termination of employment of such employee, regardless of the reason for such termination of employment;

                   (c) there are no agreements or plans, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                   (d) subject to general principles related to wrongful termination of employees, there are no officers or employees of INFUSYSTEM whose employment is not terminable at the will of INFUSYSTEM;

                   (e) INFUSYSTEM is not obligated to compensate any consultants pursuant to any agreement or arrangement which is material to INFUSYSTEM taken as a whole; and

                   (f) INFUSYSTEM is not a party to, nor is bound by, any collective bargaining agreement or other labor agreement and INFUSYSTEM is not involved in any labor discussion with any unit or group seeking to become the bargaining unit for any of its employees, nor has any such unit or group notified INFUSYSTEM of an intention to commence any organizational activities among the employees of INFUSYSTEM. True and complete copies of any agreements disclosed in Schedule 3.11 have been delivered or made available to I-FLOW and I-FLOWSUB.

               3.12 Litigation. Except as set forth on Schedule 3.12, there is no claim, action or proceeding pending or, to the knowledge of INFUSYSTEM, threatened against or relating to INFUSYSTEM before any court or other competent governmental or regulatory authority or body acting in an adjudicative capacity, or, to the knowledge of INFUSYSTEM, any reasonable basis therefor. INFUSYSTEM, nor any officer, director or employee of INFUSYSTEM, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other governmental or regulatory authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of INFUSYSTEM nor, to the knowledge of INFUSYSTEM, is any officer, director or employee of INFUSYSTEM under investigation by any governmental or regulatory authority. There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring INFUSYSTEM to take any action of any kind with respect to its business, assets or properties.

               3.13 Taxes.

                    (a) Except as set forth on Schedule 3.13(a), INFUSYSTEM has timely filed all Returns (as defined below) required to be filed by it and all such Returns are true, complete, and correct. All Taxes (as defined below) shown to be payable on the Returns or subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by INFUSYSTEM with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement. INFUSYSTEM has withheld and paid over all Taxes required to have been held and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of INFUSYSTEM with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that INFUSYSTEM is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

                    (b) The amount of INFUSYSTEM's liability for unpaid Taxes for all periods ending on or prior to the date of the Agreement do not, in the aggregate, exceed the amount of the current liability accruals reflected on the INFUSYSTEM Financial Statements for Taxes (excluding reserves for deferred Taxes and excluding liability for unpaid Taxes incurred by INFUSYSTEM in the ordinary course of business since the date of the INFUSYSTEM 1997 Financial Statements) with respect to INFUSYSTEM as of the date of this Agreement, and the amount of INFUSYSTEM's liability for unpaid Taxes for all periods on or prior to the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals reflected on the INFUSYSTEM Financial Statements for Taxes (excluding reserves for deferred Taxes and excluding liability for unpaid Taxes incurred by INFUSYSTEM in the ordinary course of business since the date of the INFUSYSTEM 1997 Financial Statements) with respect to INFUSYSTEM as of the Closing Date.

                    (c) Except as set forth on Schedule 3.13(c), the Returns of INFUSYSTEM have never been audited by a government or taxing authority, nor is any such audit in process, pending, or threatened (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of INFUSYSTEM, and INFUSYSTEM has not received notice (either in writing or verbally, formally or informally) or expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid by it. INFUSYSTEM is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against INFUSYSTEM or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax Returns of INFUSYSTEM. INFUSYSTEM has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

                    (d) INFUSYSTEM is not (nor has it ever been) a party to any tax sharing agreement and has not assumed the tax liability of any other person under contract.

                    (e) For purposes of this Section 3.13, (i) the term "TAXES" shall mean all taxes, however denominated, including any interest, penalties, or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local, or foreign government or any agency or political subdivision thereof, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, and other obligations of the same or of a similar nature to any of the foregoing, which INFUSYSTEM is required to pay, withhold, or collect, and (ii) the term "RETURN" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

                    (f) Other than dispositions made in the ordinary course of business, INFUSYSTEM has not disposed of any of its assets (including any distribution of assets with respect to, or in redemption of, its stock) during the two year period ending on the date of this Agreement.

                    (g) There is no plan or intention ("PLAN") on the part of the INFUSYSTEM Shareholders to engage in a sale, exchange, transfer, pledge, disposition, or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "SALE") of the INFUSYSTEM Closing Merger Consideration and the INFUSYSTEM Escrowed Merger Consideration that would reduce ownership by the INFUSYSTEM Shareholders of such consideration to a number of shares having a value as of the Effective Time of the Merger of less than fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of INFUSYSTEM Common

Stock. For purposes of this representation, shares of INFUSYSTEM Common Stock exchanged for cash in lieu of fractional shares or disposed of through the exercise of dissenters' rights shall be considered shares of INFUSYSTEM Common Stock outstanding prior to the Merger.

               3.14 ERISA Plans. Each employee pension benefit plan, program, agreement or arrangement ("INFUSYSTEM PLAN") maintained or contributed to by INFUSYSTEM which is subject to ERISA, if any, is set forth on Schedule 3.14 and such INFUSYSTEM Plans conform in all material respects to, and their administration is in conformity in all material respects with, all applicable federal laws; no liability under ERISA or the Code has been or is expected to be incurred by INFUSYSTEM with respect to any INFUSYSTEM Plan; full payment has been made of all amounts which INFUSYSTEM is required to have paid as contributions to such Plans; the cost of providing all retirement and post-termination benefits has been properly accrued and is reflected in the INFUSYSTEM Financial Statements in accordance with generally accepted accounting principles; there is not in the aggregate any accumulated funding deficiency with respect to such INFUSYSTEM Plans; and the current value of accrued benefits of each such INFUSYSTEM Plan does not exceed the current value of such INFUSYSTEM Plan's assets. INFUSYSTEM has delivered or made available to I-FLOW and I-FLOWSUB true and complete copies of: (i) the INFUSYSTEM Plans and any related trusts or funding vehicles, policies or contracts and any related summary plan descriptions with respect to each INFUSYSTEM Plan; (ii) the most recent determination letters received from the Internal Revenue Service regarding the INFUSYSTEM Plans and copies of any pending applications, filings or notices with respect to any of the INFUSYSTEM Plans with the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the Department of Labor or any other governmental agency; (iii) the latest financial statements and annual reports, if any, for each of the INFUSYSTEM Plans and related trusts or funding vehicles, policies or contracts as of the end of the most recent plan year with respect to which the filing date for such information has passed; and (iv) any reports of the most recent actuarial valuations of the INFUSYSTEM Plans.

               3.15 Contracts. Schedule 3.15 sets forth a true and correct list of:

                    (a) Each material customer contract, whether written or oral, between INFUSYSTEM and any party to whom INFUSYSTEM provides goods or services; and

                    (b) Each contract, whether written or oral, between INFUSYSTEM and any party to whom INFUSYSTEM is obligated to make any payments.

The contracts and agreements which are required to be identified in Schedule
3.15 above are hereinafter referred to as the "INFUSYSTEM CONTRACTS." True and complete copies of each written INFUSYSTEM Contract and true and complete written summaries of each oral INFUSYSTEM Contract have been delivered to I-FLOW and I-FLOWSUB by INFUSYSTEM. Except as set forth on Schedule 3.15:

                        (i) Each of the INFUSYSTEM Contracts is a valid, binding and enforceable agreement of INFUSYSTEM and, to the knowledge of INFUSYSTEM, the other parties thereto and, to the knowledge of INFUSYSTEM, will, subject to the satisfaction of the conditions in Article VII, continue to be valid, binding and enforceable immediately after the Closing, except (a) as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                        (ii) INFUSYSTEM has no reason to believe that INFUSYSTEM will not be able to fulfill in all material respects all of its obligations under the INFUSYSTEM Contracts which remain to be performed;

                        (iii) To the knowledge of INFUSYSTEM, there has not occurred any material default (or event which upon provision of notice or lapse of time or both would become such a default) under any of the INFUSYSTEM Contracts on the part of INFUSYSTEM; and

                        (iv) The INFUSYSTEM Contracts listed on Schedule 3.15 are all of the agreements, promissory notes, contracts and instruments (except employment agreements which are set forth on Schedule 3.11) that are material to INFUSYSTEM or its business.

               3.16 Patents, Marks, Trade Names, Copyrights and Registrations.

                    (a) INFUSYSTEM has sufficient right, title and interest in all Intellectual Property (as defined below) necessary for the business of INFUSYSTEM as now conducted, and the consummation of the transactions contemplated hereby will not alter or impair in an adverse manner such Intellectual Property rights.

                    (b) "INTELLECTUAL PROPERTY" includes United States and foreign inventions, invention disclosures, patents, inventors' certificates, utility models, trademarks, service marks, trade names, copyrights, mask work registrations, trade secrets (including processes and software programs), registrations and applications therefor, and past, present and future causes of action and remedies therefor.

                    (c) INFUSYSTEM is not in default under any material agreement pursuant to which it is licensing Intellectual Property of a third party or granting licenses to its own Intellectual Property. INFUSYSTEM has not notified any other party of an alleged default of any such agreement. INFUSYSTEM has not received any communications alleging that INFUSYSTEM has violated in any material respect any other person's Intellectual Property rights or has engaged in unfair competition against such person.

                    (d) INFUSYSTEM does not now infringe or misappropriate any third party's Intellectual Property rights and does not have any material liability for any past infringement or misappropriation. No material dispute or disagreement involving INFUSYSTEM exists or is, to the knowledge of INFUSYSTEM, threatened with regard to any third party Intellectual Property right, including any allegation of Intellectual Property infringement or misappropriation or of any breach or default of an Intellectual Property license or similar agreement.

               3.17 Properties, Liens. Except as set forth on Schedule 3.17, INFUSYSTEM owns, free and clear of any liens, claims, charges, options or other encumbrances, all of its tangible and intangible property, real and personal, whether or not reflected in the INFUSYSTEM 1997 Financial Statements (except property sold or disposed of in the ordinary course of business since August 31,
1997) and all such property acquired since such date that is necessary to conduct its business as it is now being conducted, and there has not been any violation of any law, regulation or ordinance (including without limitation laws, regulations and ordinances relating to health, fire, safety, zoning, environmental, building, city planning or similar issues) relating to its properties or its business which could result in an INFUSYSTEM Material Adverse Change. All material plants, structures and equipment owned or leased by INFUSYSTEM and material to the operation of its business are in satisfactory condition and repair for the requirements of its business as now being conducted. There are no proceedings affecting any of such properties pending or, to the knowledge of INFUSYSTEM, threatened which may reasonably be expected to curtail, materially and adversely, the use of such property for the purpose for which it was acquired or the purpose for which it is now used.

               3.18 Real Property. INFUSYSTEM does not own any real property.
Schedule 3.18 lists each lease of real property under which INFUSYSTEM is a lessee, lessor, sublessee or sublessor, as so designated therein (the "INFUSYSTEM REAL PROPERTY"). Except as indicated in Schedule 3.18, all material leases, easements and other real property interests held by INFUSYSTEM are valid and enforceable and INFUSYSTEM is not in material default thereunder.

               3.19 Compliance with Applicable Laws. Except as disclosed in
Schedule 3.19, (a) INFUSYSTEM holds, and has at all times held, all licenses, permits and authorizations necessary for the lawful conduct of its respective businesses, as then and now conducted and (b) such businesses have not been and are not being, and INFUSYSTEM has not received any notice from any authority or person that such businesses have been or are being, conducted in violation of any law, ordinance or regulation, including without limitation any law, ordinance or regulation relating to (i) the protection of the environment, (ii) the provision of medical supplies and services, or (iii) occupational health and safety.

               3.20 Insurance. Schedule 3.20 sets forth a true and correct list of all insurance policies of any nature whatsoever maintained by INFUSYSTEM pertaining to the business of INFUSYSTEM. INFUSYSTEM maintains, with responsible insurance carriers, property, auto liability, professional liability, workers' compensation and general liability insurance. Such policies and binders are and will be in full force and effect through the Effective Time and, except as otherwise set forth on Schedule 3.20, such policies, or other policies covering the same risks, have been in full force and effect, without gaps, continuously for the past five (5) years. Copies of all such policies have been made available to I-FLOW for its inspection. INFUSYSTEM is not in default under any of such policies or binders, and INFUSYSTEM has not failed to give any notice or to present any claim on behalf of INFUSYSTEM, that could result in a claim in excess of $5,000, under any such policy or binder in a due and timely fashion. Except as set forth on Schedule 3.20, INFUSYSTEM is not aware of any facts concerning INFUSYSTEM or its businesses, operations, assets and liabilities, contingent or otherwise, upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders.

               3.21 Environmental Liability.

                    (a) Except as set forth on Schedule 3.21:

                        (i) INFUSYSTEM is in compliance with, and has at all times complied with, all Environmental Laws (as defined below) in all material respects;

                        (ii) there are no Hazardous Substances (as defined below) attributable to INFUSYSTEM, nor to its best knowledge, attributable to any other person, present now, nor have there been Hazardous Substances present at any time, on, under, in, or about INFUSYSTEM Property (as defined below) or properties formerly owned or operated by INFUSYSTEM (including soils, groundwater, surface water, buildings or other structures), nor, to its best knowledge, have any Hazardous Substances migrated or threatened to migrate from other properties upon, about or beneath the INFUSYSTEM Property or properties formerly owned or operated by INFUSYSTEM, that may subject INFUSYSTEM to material liability under any Environmental Law;

                        (iii) there has been no disposal or release of Hazardous Substances by INFUSYSTEM, nor to its best knowledge, by any other person, on, under, in, or about INFUSYSTEM Property or properties formerly owned or operated by INFUSYSTEM that may subject INFUSYSTEM to material liability under any Environmental Law;

                        (iv) INFUSYSTEM is not subject to material liability under any Environmental Law for any Hazardous Substance disposal or contamination arising from INFUSYSTEM's business or operations on any third party property;

                        (v) INFUSYSTEM has not caused any release or threat of release of any Hazardous Substance (not covered by i-iv above) that may subject INFUSYSTEM to material liability under any Environmental Law;

                        (vi) neither INFUSYSTEM nor, to its best knowledge, any prior owner, tenant, occupant or user of INFUSYSTEM Property and properties formerly owned or operated by INFUSYSTEM has received any notice, demand, letter, claim or request for information relating to INFUSYSTEM Property or properties formerly owned or operated by INFUSYSTEM alleging violation of or liability under any Environmental Law;

                        (vii) neither INFUSYSTEM nor, to its best knowledge, any prior owner, tenant, occupant or user of INFUSYSTEM Property and properties formerly owned or operated by the Company has ever been subject to any orders, decrees, injunctions or other arrangements with any governmental entity, nor is subject to any indemnity or other agreement with any third party relating to INFUSYSTEM Property or properties formerly owned or operated by INFUSYSTEM, alleging liability under any Environmental Law;

                        (viii) there are no circumstances or conditions involving INFUSYSTEM that could reasonably be expected to result in any material claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any INFUSYSTEM Property pursuant to any Environmental Law;

                        (ix) to its best knowledge, no underground storage tanks, asbestos-containing material, lead-based products, or polychlorinated biphenyls have ever been located on the INFUSYSTEM Property or properties formerly owned or operated by INFUSYSTEM; and

                        (x) INFUSYSTEM has delivered or made available to I-FLOW copies of all environmental assessments, audits, studies, and other environmental reports in its possession or reasonably available to it relating to INFUSYSTEM or any of its current or former properties or operations.

                    (b) As used herein:

                        (i) "ENVIRONMENTAL LAW" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, or treaty; all judicial, administrative, and regulatory orders, judgments, decrees, permits, and authorizations; and common law relating to: (A) the protection, investigation, remediation, or restoration of the environment or natural resources, (B) the handling, use, storage, treatment, disposal, release or threatened release of any Hazardous Substance, (C) noise, odor, pollution, contamination, land use, any injury or threat of injury to persons or property or (D) the protection of the health and safety of employees or the public;

                        (ii) "HAZARDOUS SUBSTANCE" means any substance, material, or waste that is: (A) listed, classified or regulated in any concentration pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance, material, or waste which may be the subject of regulatory action by any governmental entity pursuant to any Environmental Law; and

                        (iii) "INFUSYSTEM PROPERTY" means any real property and improvements leased, used, operated or occupied by INFUSYSTEM.

               3.22 Government Authorizations. All licenses, franchises, permits and other governmental authorizations held by INFUSYSTEM that are material in connection with its businesses are valid and sufficient for all businesses now conducted by it. Except as set forth on Schedule 3.22, the businesses of INFUSYSTEM are not being conducted in violation of any law, ordinance or regulation of any governmental entity.

               3.23 Banking Facilities. Schedule 3.23 contains a true and complete list of:

                    (a) Each bank, savings and loan or other institution in which INFUSYSTEM has a deposit, custodial, trust or similar account or safety deposit or lock box account and the numbers and types of the accounts or safety deposit boxes maintained by INFUSYSTEM at such financial institutions; and

                    (b) The names of all persons authorized to draw on each such account or to have access to any such safety deposit or lock box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

               3.24 Minute Books and Stock Records. After a diligent search, INFUSYSTEM has delivered or made available to I-FLOW and I-FLOWSUB true and correct copies of all minutes of INFUSYSTEM that are in possession or control of INFUSYSTEM, which minutes contain a complete and correct record of all meetings of the Board of Directors of INFUSYSTEM and committees thereof and all meetings of its shareholders and all actions by written consent without a meeting by such Board of Directors and committees thereof and its shareholders referred to in such minutes and reflect accurately in all material respects all actions by such directors and committees thereof and by shareholders with respect to all transactions referred to in such minutes. INFUSYSTEM has delivered or made available to I-FLOW and I-FLOWSUB true, correct and complete copies of the stock record book of INFUSYSTEM.

               3.25 No Termination of Business Relationship. Except as set forth on Schedule 3.25, none of the customers with which INFUSYSTEM has a material business relationship has given notice of an intention to cancel, fail to renew or otherwise terminate or materially impair such business relationship with such entity and INFUSYSTEM has no knowledge of any event (including without limitation the transactions contemplated hereby) which would precipitate the impairment, cancellation or termination of, or the failure to renew, or entitle any such customer to terminate, such a business relationship.

               3.26 Consents of Non-Governmental Third Parties. Except as set forth on Schedule 3.26 hereto, no consent, waiver or approval of any non-governmental third party is necessary for the consummation by INFUSYSTEM of the transactions contemplated hereby.

               3.27 Accounts Receivable. All accounts receivable of INFUSYSTEM outstanding for more than six hundred (600) days as of the date hereof are set forth on Schedule 3.27(a). All accounts receivable of INFUSYSTEM outstanding for more than one (1) year but less than six hundred (600) days as of the date hereof are set forth on Schedule 3.27(b) (the "INFUSYSTEM ONE YEAR AR"). Except as set forth on Schedule 3.27(c), all accounts receivable of INFUSYSTEM shown on the INFUSYSTEM 1997 Financial Statements and all accounts receivable of INFUSYSTEM created after August 31, 1997 up to the date hereof arose from valid transactions in the ordinary course of business and such accounts receivable will be fully collectible (except to the extent of the reserves thereon) in the ordinary course of business and in the time periods traditional for such receivables. Notwithstanding the foregoing, within one year from the Effective Time, the Surviving Corporation shall collect an aggregate sum equal to or greater than Four Hundred Thousand Dollars ($400,000) on the VMI One Year AR and the INFUSYSTEM One Year AR.

               3.28 Inventory. The inventory of INFUSYSTEM consists of supplies which are merchantable and fit for the purpose for which they were procured, and none of which are damaged or defective in any manner. Except as set forth on
Schedule 3.28, no inventory of INFUSYSTEM has been pledged as collateral.

               3.29 Medicare and Medicaid. Except as set forth on Schedule 3.29, to the best of its knowledge, INFUSYSTEM has not engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, or related state or local statutes or regulations or which otherwise constitutes fraud, including, without limitation, the following: (i) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment or otherwise claiming improper reimbursement amounts with respect thereto; (ii) making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failing to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid (collectively the "INFUSYSTEM MEDICARE PROHIBITED ACTS"). To the best knowledge of INFUSYSTEM, all billings to Medicare and Medicaid have been fully and appropriately made, are in the appropriate amounts and are fully collectible.

               3.30 Securities Matters. INFUSYSTEM does not currently have nor has it had any outstanding securities registered (or required to be registered) under the 1933 Act or the 1934 Act nor any reporting obligation thereunder.

               3.31 Tax-Free Reorganization. INFUSYSTEM has no reason to believe that the Merger will not qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

               3.32 Powers of Attorney. INFUSYSTEM has no powers of attorney outstanding other than those issued in the ordinary course of business with respect to insurance, tax, and customs matters.

               3.33 Transactions with Related Parties. Except as set forth in
Schedule 3.33, no officer, director, or person known to INFUSYSTEM to own more than one percent (1%) of INFUSYSTEM Common Stock (each, a "RELATED PARTY," and, collectively, the "RELATED PARTIES") was, during the year ended December 31, 1996, or thereafter, or is currently, a party, directly or indirectly to any transaction or is a proposed party to any currently proposed transaction with INFUSYSTEM. Except as set forth in Schedule 3.33; (i) since December 31, 1996 there have been no transactions between INFUSYSTEM and any Related Party or any payment (however characterized) by INFUSYSTEM to any Related Party or by any Related Party to INFUSYSTEM (other than payments in the ordinary course and consistent with past practice in respect of salary, wages or reimbursable expenses); (ii) there is no lease, agreement or commitment between INFUSYSTEM and any Related Party; (iii) no Related Party has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of INFUSYSTEM; (iv) no Related Party is indebted to INFUSYSTEM; (v) INFUSYSTEM is not indebted to any Related Party; and (vi) no Related Party competes with or is a director, officer, employee or five percent (5%) or greater shareholder of any person or entity that competes with INFUSYSTEM. After the adjustments to be made to the Merger Consideration to be received by the Shareholders in accordance with Section 6.19, INFUSYSTEM shall have collected in full all accounts receivable from Related Parties and paid or otherwise discharged all debt to Related Parties.

               3.34 Product Liability. There is no action, suit, proceeding or investigation by or before any court or governmental authority or agency pending, or to the best knowledge of INFUSYSTEM, threatened against or involving INFUSYSTEM relating to any product alleged to have been manufactured, repaired, sold, leased or distributed by INFUSYSTEM and alleged to have been defective, or improperly designed, repaired or manufactured, nor, to the best knowledge of INFUSYSTEM, is there any valid basis for any such action, suit, proceeding or investigation.

               3.35 Full Disclosure. All instruments, agreements and other documents delivered or to be delivered, or made available by INFUSYSTEM or the INFUSYSTEM Shareholders, to I-FLOW or I-FLOWSUB pursuant to this Agreement are complete and correct in all material respects. No representation or warranty made by INFUSYSTEM in this Article III or the Schedules to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein necessary to make the statements on behalf of INFUSYSTEM in this Article III and the Schedules to this Agreement, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                             OF I-FLOW AND I-FLOWSUB

               I-FLOW and I-FLOWSUB jointly and severally represent and warrant to VMI and INFUSYSTEM as follows:

               4.1 Organization. Each of I-FLOW and I-FLOWSUB is a corporation duly organized, validly existing and in good standing under California Law and has the requisite corporate power to carry on its business. I-FLOWSUB has made available to VMI and INFUSYSTEM a complete and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, and I-FLOWSUB's Articles of Incorporation and Bylaws as so delivered are in full force and effect. I-FLOWSUB is not in default in any material respect in the performance, observation or fulfillment of any provision of its Articles of Incorporation or Bylaws.

               4.2 Authority Relative to this Agreement. Each of I-FLOW and I-FLOWSUB has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of I-FLOW and I-FLOWSUB have been duly and validly authorized by Boards of Directors of I-FLOW and I-FLOWSUB and by I-FLOW as the sole shareholder of I-FLOWSUB. This Agreement has been duly and validly executed and delivered by I-FLOW and I-FLOWSUB and constitutes a valid and binding agreement of both I-FLOW and I-FLOWSUB, enforceable against each of them in accordance with its terms, except (a) as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               4.3 Broker's Commission or Finder's Fees. No person or entity has acted for I-FLOW or I-FLOWSUB in connection with the transactions provided for in this Agreement in a way which would entitle such person to any broker's commissions or finder's fees (or other similar fees or commissions) in connection with this Agreement or the transactions contemplated hereby.

               4.4 I-FLOW Shares. Upon consummation of the transactions contemplated by this Agreement, the I-FLOW Shares issued as the Merger Consideration shall, at the time of issuance, be duly authorized and validly issued, fully paid and non-assessable. Upon delivery of their shares of VMI Common Stock or INFUSYSTEM Common Stock, the VMI Shareholders and the INFUSYSTEM Shareholders receiving the Closing Merger Consideration will have good and valid title to the I-FLOW Shares so received, free and clear of any claims, liens, pledges, options, security interests, trusts, encumbrances or other rights or interests of any persons (other than any of such rights or interests created by action of any of the VMI Shareholders or the INFUSYSTEM Shareholders) and except for federal and state securities laws.

               4.5 SEC Documents. The VMI Shareholders and INFUSYSTEM Shareholders have been or will be (prior to issuance of the I-FLOW Shares) provided by I-FLOW with (a) I-FLOW's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") and each of I-FLOW's Quarterly Reports on Form 10-Q filed with the SEC subsequent thereto,
(b) I-FLOW's proxy materials for the 1997 Annual Meeting and (c) I-FLOW's most recent Annual Report to Shareholders. Except as set forth on Schedule 4.5, as of their respective dates, the documents referenced in this Section 4.5 complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act.

               4.6 Tax-Free Reorganization. Neither I-FLOW nor I-FLOWSUB has any reason to believe that the Merger will not qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

               4.7 Full Disclosure. All instruments, agreements and other documents delivered or to be delivered, or made available, to VMI and INFUSYSTEM pursuant to this Agreement are complete and correct in all material respects. No representation or warranty made by I-FLOW or I-FLOWSUB in this Article IV contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein necessary to make the statements on behalf of I-FLOW and I-FLOWSUB in this
Article IV, in the light of the circumstances in which they are made, not misleading.

               4.8 Absence of Certain Changes. Since September 30, 1997, other than as reflected in the preliminary operating results previously provided, there has not been any change in I-FLOW's business, assets, financial condition or results of operation which has had, in the aggregate, a material adverse effect on I-FLOW (an "I-FLOW MATERIAL ADVERSE CHANGE").

               4.9 Litigation. Except as set forth on Schedule 4.9, there is no claim, action or proceeding pending, or to the knowledge of I-FLOW, threatened against or relating to I-FLOW before any court or other competent governmental or regulatory authority or body acting in an adjudicative capacity.

               4.10 Preemptive Rights. All of the issued and outstanding shares of I-FLOW's common stock are free of preemptive rights created by the Articles of Incorporation of I-FLOW or the Bylaws of I-FLOW or by any agreement to which I-FLOW is bound.

                                    ARTICLE V

                    CONDUCT OF BUSINESS BY VMI AND INFUSYSTEM

                             PRIOR TO EFFECTIVE TIME

               During the period from the date of this Agreement until the Effective Time, VMI and INFUSYSTEM agree (except as expressly contemplated by this Agreement or to the extent that I-FLOW shall otherwise consent in writing) as follows:

               5.1 Ordinary Course. VMI and INFUSYSTEM shall carry on their respective businesses in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and use all reasonable efforts consistent with past practice and policies to preserve intact their present business organizations, keep available the services of their present officers and key employees and preserve their relationships with customers, suppliers, lessors, lessees and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. VMI and INFUSYSTEM will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

               5.2 Dividends; Changes in Stock. Neither VMI nor INFUSYSTEM shall
(a) declare or pay any dividends on or make other distributions in respect of any shares of its capital stock, unless such dividends or distributions do not materially affect shareholder equity as of June 30, 1997 and except for distributions to cover the tax obligations of the INFUSYSTEM Shareholders attributable to INFUSYSTEM's profits and the VMI Shareholders attributable to VMI's profits, (b) split, combine, recapitalize or reclassify any shares of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any shares of its capital stock or
(c) propose to do any of the foregoing.

               5.3 Issuance or Repurchase of Securities. Except as otherwise expressly contemplated by this Agreement, VMI, INFUSYSTEM and each VMI Shareholder and INFUSYSTEM Shareholder shall not, (i) issue, pledge, deliver or sell or authorize or propose the issuance, pledge, delivery or sale of, or repurchase or propose the repurchase of, any shares of their capital stock of any class, or any options, warrants or other rights exercisable for or securities convertible into or exchangeable for, any such shares, (ii) issue any securities convertible or exchangeable for debt securities, or (iii) issue any options or other rights to acquire from VMI or INFUSYSTEM, directly or indirectly, debt securities of VMI or INFUSYSTEM or any security convertible into or exchangeable for such debt securities.

               5.4 Governing Documents. VMI and INFUSYSTEM shall not propose or adopt any amendment to their respective Articles of Incorporation or Bylaws.

               5.5    No Solicitation.

                   (a) On and after the date hereof, neither any of the VMI Shareholders, VMI, the INFUSYSTEM Shareholders nor INFUSYSTEM will, nor will VMI or INFUSYSTEM permit any of their respective officers, directors, employees, agents or representatives (including, without limitation, investment bankers, attorneys and accountants), directly or indirectly, to (i) initiate, solicit or encourage any inquiries or proposals by, or (ii) enter into any discussions or negotiations with, or disclose directly or indirectly any information concerning VMI's or INFUSYSTEM's respective businesses and properties to, or afford any access to VMI's or INFUSYSTEM's properties, books and records to, any corporation, partnership, person, or other entity or group in connection with any possible proposal (an "ACQUISITION PROPOSAL") regarding a sale or transfer of VMI's or INFUSYSTEM's capital stock or merger, consolidation or sale of all or a substantial portion of VMI's or INFUSYSTEM's assets, or any similar transaction (a "MATERIAL TRANSACTION"). VMI, the VMI Shareholders, INFUSYSTEM and/or the INFUSYSTEM Shareholders, as the case may be, will provide written notice to I-FLOW immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming. The notice will identify the third party and particulars of the discussions, inquiries or proposal.

                   (b) In the event that VMI, any of the VMI Shareholders, INFUSYSTEM or any of the INFUSYSTEM Shareholders breaches the covenants set forth in Section 5.5(a) or receives an Acquisition Proposal during the term of this Agreement and VMI, any of the VMI Shareholders, INFUSYSTEM or any of the INFUSYSTEM Shareholders subsequently executes definitive documents for a Material Transaction within one (1) year of the date hereof either with the party (or an affiliate thereof) to or with whom disclosures, discussions or negotiations were made or entered into, or the party (or an affiliate thereof) making such Acquisition Proposal, then I-FLOW shall -- immediately upon the execution of documentation relating to such Material Transaction -- be entitled to receive a cash payment from VMI or INFUSYSTEM, as the case may be, in the amount of Two Hundred Forty Thousand Dollars ($240,000). Such damages shall be limited to the corporation which or whose shareholders violate Section 5.5(a) hereof.

               5.6 No Acquisitions. Neither VMI nor INFUSYSTEM shall acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or lease or agree to acquire or lease any capital or other assets which are material, individually or in the aggregate, to VMI taken as a whole or to INFUSYSTEM taken as a whole.

               5.7 No Dispositions. Except for the sale of inventory in the ordinary course of business, neither VMI nor INFUSYSTEM shall (i) sell, lease or otherwise dispose of any assets which are material, individually or in the aggregate, to VMI taken as a whole or to INFUSYSTEM taken as a whole; (ii) fail to maintain levels of inventory proportionate to their existing business; or
(iii) alter inventory practices maintained during its last full fiscal years.

               5.8 Indebtedness.

                   (a) Except as set forth on Schedule 5.8, neither VMI nor INFUSYSTEM shall incur, become subject to, or agree to incur or become subject to any obligation or liability (absolute or contingent), except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business consistent with prior practice, and provided specifically that VMI and INFUSYSTEM shall not enter into any material lease or extension of any material lease with respect to any real or personal property or issue or sell, or guaranty the repayment of, any debt securities.

                   (b) VMI and INFUSYSTEM shall not pay or be liable for prepayment or other penalties in connection with the early retirement of any VMI or INFUSYSTEM indebtedness for borrowed money.

               5.9 Employees. Except for year-end bonuses and/or annual salary increases in accordance with past practice, neither VMI nor INFUSYSTEM shall make any change in the compensation payable or to become payable to any of its respective officers, directors, employees, agents or consultants, enter into to or amend any employment, severance, termination or other agreement or make any loans to any of its respective officers, directors, employees, agents or consultants or make any change in its respective existing borrowing or lending arrangements for or on behalf of any of such persons, whether contingent on consummation of the Merger or otherwise.

               5.10 Benefit Plans. Neither VMI nor INFUSYSTEM shall (a) pay, agree to pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director or employee except in the ordinary course of business and consistent with past practice or as permitted by this Agreement; (b) pay or agree to pay or make any accrual or arrangement for payment to any VMI or INFUSYSTEM employees of any amount relating to unused vacation days; (c) commit itself or themselves to adopt or pay, grant, issue or accrue salary or benefits pursuant to any additional pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present; or (d) amend in any material respect any such existing plan, agreement or arrangement.

               5.11 Additional Matters. Neither VMI nor INFUSYSTEM shall, without the prior written consent of I-FLOW (which consent shall not be unreasonably withheld):

                    (a) enter into, amend or terminate any material agreements, commitments or contracts except in the ordinary course of business, consistent with past practice;

                    (b) discharge or satisfy any lien or encumbrance or payment of any obligation or liability (absolute or contingent) other than current liabilities in the ordinary course of business;

                    (c) cancel or agree to cancel any material debts or claims, except in each case in the ordinary course of business;

                    (d) waive any rights of substantial value;

                    (e) otherwise make any material change in the conduct of the business or operations of VMI or INFUSYSTEM taken as a whole;

                    (f) settle any tax assessment, litigation or other claims involving the payment by VMI or INFUSYSTEM of more than Five Thousand Dollars ($5,000), relinquish any material contract right or make any equity investments in third parties;

                    (g) acquire or lease more than two hundred (200) pumps (new or used) in the aggregate, from any entity or person other than I-FLOW;

                    (h) subject any of its assets, or any part thereof, to any lien, security interest, charge, interest or other encumbrance, or suffer such to be imposed other than such liens, security interests, charges, interests or other encumbrances as may arise in the ordinary course of business consistent with past practices by operation of law which will not, individually or in the aggregate, result in a VMI Material Adverse Change or an INFUSYSTEM Material Adverse Change;

                    (i) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

                    (j) fail to keep in full force and effect any insurance policies comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

                    (k) knowingly take any other action that would cause any of the representations and warranties made herein not to remain true and correct;

                    (l) make any loan, advance or capital contribution to or investment in any person;

                    (m) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in generally accepted accounting principles or write-down the value of any inventory or write-off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices; or

                    (n) except in the ordinary course of business and consistent with past practice, agree in writing or otherwise to take any of the foregoing actions or any action which would constitute a VMI Material Adverse Change in any of the items and matters covered by the representations and warranties of VMI set forth in Article II or an INFUSYSTEM Material Adverse Change in any of the items and matters covered by the representations and warranties of INFUSYSTEM set forth in Article III, or make any such representation or warranty of VMI and INFUSYSTEM untrue or incorrect in any material respect.


                                   ARTICLE VI

                              ADDITIONAL COVENANTS

               6.1 Access to Information.

                   (a) Between the date of this Agreement and the Effective Time, each of VMI and INFUSYSTEM shall (i) give I-FLOW and I-FLOWSUB and their authorized representatives during reasonable business hours full access to all plants, offices, warehouses and other facilities and to all contracts, internal reports, data processing files and records, federal, state, local and foreign tax returns and records, commitments, books, records and affairs of VMI and INFUSYSTEM, whether located on the premises of VMI and INFUSYSTEM or at another location, (ii) permit I-FLOW and I-FLOWSUB to make such inspections as they may require, (iii) cause its officers to furnish I-FLOW and I-FLOWSUB such financial, operating, technical and product data and other information with respect to the business and properties of VMI and INFUSYSTEM as I-FLOW and I-FLOWSUB from time to time may request, including without limitation financial statements and schedules, (iv) provided that VMI and INFUSYSTEM are permitted to participate, allow I-FLOW and I-FLOWSUB the opportunity to interview such employees, vendors, customers, sales representatives, distributors and other personnel of VMI and INFUSYSTEM with VMI and INFUSYSTEM's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, and
(v) assist and cooperate with I-FLOW and I-FLOWSUB in the development of integration plans for implementation by I-FLOW and the Surviving Corporation following the Effective Time; provided, however, that no investigation pursuant to this Section 6.1 shall affect or be deemed to modify any representation or warranty made by VMI, INFUSYSTEM or their respective Shareholders herein.

                   (b) Between the date of this Agreement and the Effective Time, I-FLOW shall (i) give VMI and INFUSYSTEM and their authorized representatives during reasonable business hours full access to all plants, offices, warehouses and other facilities and to all contracts, internal reports, data processing files and records, federal, state, local and foreign tax returns and records, commitments, books, records and affairs of I-FLOW, whether located on the premises of I-FLOW or at another location, (ii) permit VMI and INFUSYSTEM to make such inspections as they may require, and (iii) cause its officers to furnish VMI and INFUSYSTEM such financial, operating, technical and product data and other information with respect to the business and properties of I-FLOW as VMI and INFUSYSTEM from time to time may request, including without limitation financial statements and schedules; provided, however, that no investigation pursuant to this Section 6.1 shall affect or be deemed to modify any representation or warranty made by I-FLOW or I-FLOWSUB herein.

                   (c) VMI and INFUSYSTEM on the one hand, and I-FLOW and I-FLOWSUB on the other hand, shall give prompt notice to each other of any material breach of any of their respective covenants hereunder or the occurrence of any event that is reasonably likely to cause any of their respective representations and warranties hereunder to become incomplete or untrue in any material respect.

               6.2 Shareholder Approvals. VMI and INFUSYSTEM, acting through their respective Boards of Directors, shall duly call, give notice of, convene and hold the Special Meetings to consider and vote upon the approval and adoption of this Agreement and the Merger contemplated hereby or prepare and deliver the Written Consents pursuant to which the shareholders shall vote upon the approval and adoption of this Agreement and the Merger contemplated hereby, all in accordance with Michigan Law and their respective Articles of Incorporation (the "SHAREHOLDER PROPOSAL"). Each of the VMI Shareholders and each of the INFUSYSTEM Shareholders agrees to vote in favor of the Shareholder Proposal.

               6.3 Governmental Filings. Each of I-FLOW, I-FLOWSUB, VMI and INFUSYSTEM agrees to make as promptly as practicable any and all filings necessary under any applicable federal, state, local and foreign laws and to obtain any and all required regulatory approvals, clearances or expirations of waiting periods in connection with the transactions contemplated by this Agreement (all such filings required to be made as provided herein are referred to herein collectively as the "GOVERNMENTAL FILINGS"). Each party shall use its best efforts, and cause its counsel to use their best efforts, to cooperate with the other parties in preparing their respective Governmental Filings and in obtaining any and all required regulatory approvals, clearances and expirations of waiting periods.

               6.4 Legal Conditions to the Merger. Each of I-FLOW, I-FLOWSUB, VMI and INFUSYSTEM will take all reasonable actions necessary or appropriate to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to such other party or parties in connection with any such requirements as may be imposed upon such other party or parties in connection with the Merger. Each of I-FLOW, I-FLOWSUB, VMI and INFUSYSTEM will take all reasonable actions to obtain (and to cooperate with such other party or parties in order to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental or regulatory authority, or other third party, required to be obtained or made by such party or parties in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

               6.5 Certain Defaults.

                   (a) Each of VMI and INFUSYSTEM will give prompt notice to I-FLOW and I-FLOWSUB of (i) any notice of default received by it subsequent to the date of this Agreement and prior to the Effective Time under any material instrument or material agreement to which it is a party or by which it is bound, which default, if not remedied, could result in a VMI Material Adverse Change or an INFUSYSTEM Material Adverse Change or which could render materially incomplete or untrue any representation made herein, and (ii) any suit, action or proceeding instituted or, to the knowledge of either of them, threatened against or affecting either of them or their shareholders subsequent to the date of this Agreement and prior to the Effective Time which, if adversely determined, could result in a VMI Material Adverse Change or an INFUSYSTEM Material Adverse Change or which could render materially incorrect any representation made herein.

                   (b) I-FLOW will give prompt notice to VMI and INFUSYSTEM of
(i) any notice of default received by it subsequent to the date of this Agreement and prior to the Effective Time under any material instrument or material agreement to which it is a party or by which it is bound, which default, if not remedied, could result in an I-FLOW Material Adverse Change or which could render materially incomplete or untrue any representation made herein, and (ii) any suit, action or proceeding instituted or, to the knowledge of I-FLOW, threatened against or affecting I-FLOW or its shareholders subsequent to the date of this Agreement and prior to the Effective Time which, if adversely determined, could result in an I-FLOW Material Adverse Change or which could render materially incorrect any representation made herein.

               6.6 Expenses.

                   (a) The VMI Shareholders shall bear and be solely responsible for all costs, fees and expenses (including income and sales taxes) incurred by VMI or the VMI Shareholders in connection with this Agreement, the transactions contemplated hereby, and the Merger.

                   (b) The INFUSYSTEM Shareholders shall bear and be solely responsible for all costs, fees and expenses (including income and sales taxes) incurred by INFUSYSTEM or the INFUSYSTEM Shareholders in connection with this Agreement, the transactions contemplated hereby, and the Merger.

                   (c) I-FLOW shall bear and be solely responsible for all costs, fees and expenses (including income and sales taxes) incurred by I-FLOW or I-FLOWSUB in connection with this Agreement, the transactions contemplated hereby, and the Merger.

               6.7 Brokers or Finders. Other than the existing agreement with Amherst Capital Partners, L.L.C. ("AMHERST"), neither VMI nor INFUSYSTEM shall enter into any agreement or arrangement with any agent, broker, investment banker or other firm or person pursuant to which such person shall be entitled to any broker or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

               6.8 Additional Actions. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as reasonably practicable. Such obligation shall include without limitation such efforts of each of the parties, prior to the Effective Time, to obtain, to be effective either at the Effective Time or as soon as practicable thereafter, any required consents with respect to, or novations of, any contracts, agreements, plans, leases, instruments, licenses, arrangements or commitments of VMI and INFUSYSTEM in effect prior to the Effective Time. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of I-FLOWSUB or VMI or INFUSYSTEM, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action.

               6.9 Tax Treatment of Merger. Each party agrees to report the Merger on all tax returns and other filings as a tax-free reorganization under
Section 368(a) of the Code except where, in the opinion of tax counsel to such party, there is not "substantial authority," as defined in Section 6662 of the Code, to support such a position.

               6.10 Tax-Free Reorganization. From and after the Effective Time, neither VMI, INFUSYSTEMS, I-FLOW, I-FLOWSUB, the VMI Shareholders nor the INFUSYSTEM Shareholders shall take or permit to be taken any action which will cause the Merger not to constitute a tax-free reorganization within the meaning of Section 368(a) of the Code.

               6.11 Affiliates of VMI and INFUSYSTEM. Schedule 2.2 sets forth the names of all persons or entities who or which may be deemed to be "affiliates" of VMI for purposes of Rule 145 under the 1933 Act and Schedule 3.2 sets forth the names of all persons or entities who or which may be deemed to be "affiliates" of INFUSYSTEM for purposes of Rule 145 under the 1933 Act (collectively, the "RULE 145 AFFILIATES"). Each such Rule 145 Affiliate has delivered to I-FLOW a written agreement (the "AFFILIATES AGREEMENT") in the form attached hereto as Exhibit 6.11 that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of I-FLOW Common Stock issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the 1933 Act. I-FLOW agrees that, at all times during which any Rule 145 Affiliate is subject to the resale restrictions of Rule 144 and/or Rule 145, I-FLOW shall file all SEC Reports required to be filed with the SEC under the 1933 Act and the 1934 Act including without limitation in a manner that satisfies the requirements of Rule 144(c)(1).

               6.12 Restriction on Sale of I-FLOW Merger Shares. I-FLOW shall use its commercially reasonable best efforts to cause the I-FLOW Merger Shares to be registered under the 1933 Act within six (6) months of the Closing Date and any additional shares of I-FLOW Common Stock issued pursuant to Section 1.6(a)(ii) to be registered under the 1933 Act within six (6) months of the date of issuance. Subject to the provisions of this Section 6.12 and applicable laws, each of the VMI Shareholders and the INFUSYSTEM Shareholders may sell up to twenty-five percent (25%) of his pro rata share of (1) the I-FLOW Merger Shares received in the Merger plus (2) any additional shares received pursuant to
Section 1.6(a)(ii) (collectively, "TOTAL SHARES") each six (6) months beginning 180 days following the Closing Date; provided, however, a VMI Shareholder or an INFUSYSTEM Shareholder will be permitted to sell more than twenty-five (25%) of his pro rata share of Total Shares, if (i) the aggregate number of Total Shares being sold by all of the VMI Shareholders and the INFUSYSTEM Shareholders collectively for that six (6) month period does not exceed twenty-five percent (25%) of Total Shares, and (ii) the Shareholder requesting to sell more than twenty-five percent (25%) of his pro rata share of Total Shares files with I-FLOW, prior to the sale, a certificate signed by each VMI Shareholder and INFUSYSTEM Shareholder consenting to such Shareholder's proposed sale of additional Total Shares and confirming that they will not, in the aggregate, sell shares in amounts that would cause the twenty-five percent (25%) limitation to be violated. Notwithstanding the foregoing, if any VMI Shareholder or INFUSYSTEM Shareholder is selling any portion of his pro rata share of the Escrowed Shares (as defined herein) in accordance with this Section 6.12 prior to the release, subject to the terms of the Escrow Agreement and Article IX hereof, of the Escrow Fund on the second anniversary of the Effective Time, such Shareholder shall deposit into the Escrow Fund an amount in cash equal to the product of the number of Escrowed Shares to be sold by such Shareholder in accordance with this Section 6.12 times the Closing Value of such Escrowed Shares. Subject to the restrictions on the sale of I-FLOW Merger Shares set forth herein and under applicable laws, each VMI Shareholder and each INFUSYSTEM Shareholder listed on Schedule 7.1(d) shall be permitted to replace any portion of his pro rata share of the Escrowed Shares with an amount of cash equal to the product of the number of Escrowed Shares to be so replaced times the Closing Value at any time prior to release, subject to the terms of the Escrow Agreement and Article IX hereof, of the Escrow Fund on the second anniversary of the Effective Time. Notwithstanding anything herein to the contrary, none of the VMI Shareholders or the INFUSYSTEM Shareholders are obligated to sell any of their shares of I-FLOW Merger Shares at any time.

               6.13 Profitability of Surviving Corporation. I-FLOW acknowledges that it has performed due diligence on the businesses and operations of VMI and INFUSYSTEM and that neither VMI nor INFUSYSTEM are making any guaranty regarding the future profitability of the Surviving Corporation; provided, however, such due diligence performed by I-FLOW shall not affect or be deemed to modify any representation or warranty made by VMI, INFUSYSTEM or their respective Shareholders herein.

               6.14 Spinka Lawsuit. VMI, INFUSYSTEM, the VMI Shareholders and the INFUSYSTEM Shareholders acknowledge and agree that neither I-FLOW nor I-FLOWSUB shall have any liability in connection with the lawsuit Scott Spinka
v. Infusystems II, Inc., et al., filed September 11, 1997 in the United States District Court for the Eastern District of Michigan or the refiling of such lawsuit to another venue or forum (the "SPINKA LAWSUIT") and that the VMI Shareholders shall jointly and severally indemnify I-FLOW and I-FLOWSUB for any and all Damages (as defined herein) either of them shall incur or suffer which arise, result from or relate to the Spinka Lawsuit or any action related to or arising out of any of the allegations within the Spinka Lawsuit.

               6.15 Accounts Receivable.

                    (a) At six (6) months after the Closing Date and at twelve
(12) months after the Closing Date, the Surviving Corporation shall (i) determine the amount that has been collected by the Surviving Corporation during the immediately preceding six (6) month period on all accounts receivable of VMI set forth on Schedule 2.27(a) hereto, and (ii) pay an aggregate of fifty percent (50%) of the amount so collected during such period to the VMI Shareholders based on their pro rata interest in VMI immediately prior to the Effective Time.

                    (b) At six (6) months after the Closing Date and at twelve
(12) months after the Closing Date, the Surviving Corporation shall (i) determine the amount that has been collected by the Surviving Corporation during the immediately preceding six (6) month period on all accounts receivable of INFUSYSTEM set forth on Schedule 3.27(a) hereto, and (ii) pay an aggregate of fifty percent (50%) of the amount collected during such period to the INFUSYSTEM Shareholders based on their pro rata interest set forth on Schedule 6.15(b) hereof.

                    (c) Notwithstanding anything herein to the contrary, the Surviving Corporation shall retain any and all amounts collected by the Surviving Corporation at any time after the first anniversary of the Closing Date on any accounts receivable of VMI set forth on Schedule 2.27(a) hereto and on any accounts receivable of INFUSYSTEM set forth on Schedule 3.27(a) hereto.

               6.16 Medicare/Medicaid.

                    (a) VMI and the VMI Shareholders acknowledge and agree that the VMI Shareholders shall indemnify the Indemnified Parties (as defined herein) for any and all Damages (as defined herein) that they shall incur or suffer which arise, result from or relate to (i) the VMI Medicare Prohibited Acts, (ii) billings by VMI to Medicare and/or Medicaid that are not fully or appropriately made, are not in appropriate amounts or are not fully collectible and/or (iii) the items set forth on Schedule 6.16(a).

                    (b) INFUSYSTEM and the INFUSYSTEM Shareholders acknowledge and agree that the INFUSYSTEM Shareholders set forth on Schedule 7.1(d) shall indemnify the Indemnified Parties (as defined herein) for any and all Damages (as defined herein) that they shall incur or suffer which arise, result from or relate to (i) the INFUSYSTEM Medicare Prohibited Acts, (ii) billings by INFUSYSTEM to Medicare and/or Medicaid that are not fully or appropriately made, are not in appropriate amounts or are not fully collectible and/or (iii) the items set forth on Schedule 6.16(b).

               6.17 Qualification to do Business

                    (a) VMI and the VMI Shareholders acknowledge and agree that the VMI Shareholders shall indemnify the Indemnified Parties (as defined herein) for any and all Damages (as defined herein) that they shall incur or suffer which arise, result from or relate to

VMI's failure, if any, to be qualified to do business as a foreign corporation and/or to be in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary; provided, however that the VMI Shareholders shall have no obligation to indemnify the Indemnified Parties for legal fees incurred in connection with the preparation of initial filings for qualifications to do business as a foreign corporation.

                    (b) INFUSYSTEM and the INFUSYSTEM Shareholders acknowledge and agree that the INFUSYSTEM Shareholders set forth on Schedule 7.1(d) shall indemnify the Indemnified Parties (as defined herein) for any and all Damages (as defined herein) that they shall incur or suffer which arise, result from or relate to INFUSYSTEM's failure, if any, to be qualified to do business as a foreign corporation and/or to be in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary; provided, however that the INFUSYSTEM Shareholders shall have no obligation to indemnify the Indemnified Parties for legal fees incurred in connection with the preparation of initial filings for qualifications to do business as a foreign corporation.

               6.18 Environmental Matters.

                    (a) VMI and the VMI Shareholders acknowledge and agree that the VMI Shareholders shall indemnify the Indemnified Parties (as defined herein) for any and all Damages (as defined herein) that they shall incur or suffer which arise, result from or relate to the prior presence and removal of and/or leakage from the underground storage tank removed from the property leased by VMI at 1551 Lincoln Avenue, Madison Heights, Michigan.

                    (b) INFUSYSTEM and the INFUSYSTEM Shareholders acknowledge and agree that the INFUSYSTEM Shareholders set forth on Schedule 7.1(d) shall indemnify the Indemnified Parties (as defined herein) for any and all Damages (as defined herein) that they shall incur or suffer which arise, result from or relate to the prior presence and removal of and/or leakage from the underground storage tank removed from the property leased by VMI at 1551 Lincoln Avenue, Madison Heights, Michigan.

               6.19 Adjustments to Merger Consideration.

                    (a) As contemplated by Section 1.7 and 9.1(b), I-FLOW shall deposit that number of I-FLOW Merger Shares that the VMI Shareholders and the INFUSYSTEM Shareholders set forth on Schedule 7.1(d) are entitled to pursuant to
Section 1.6(b) having an aggregate value, based on the Closing Value, equal to One Million Five Hundred Thousand Dollars ($1,500,000) (the "ESCROWED MERGER CONSIDERATION") into the Escrow Fund (the "ESCROWED SHARES") and the VMI Shareholders and the INFUSYSTEM Shareholders so authorize I-FLOW to deposit the Escrowed Shares into the Escrow Fund. The number of I-FLOW Merger Shares to be deposited in the Escrow Fund by I-FLOW for each VMI Shareholder shall have a value, based on the Closing Value, equal to (x) Five Hundred Thirty-Seven Thousand One Hundred Fifty Dollars ($537,150) (y) divided by the number of shares of VMI Common Stock outstanding immediately prior to the Effective Time and (z) multiplied by that holder's number of shares of VMI Common Stock immediately prior to the Effective Time. The number of I-FLOW Merger Shares to be deposited in the Escrow Fund by I-FLOW for each INFUSYSTEM Shareholder set forth on Schedule 7.1(d) shall have a value, based on the Closing Value, equal to (x) Nine Hundred Sixty-Two Thousand Eight Hundred Fifty Dollars ($962,850) (y) divided by the number of shares of INFUSYSTEM Common Stock outstanding immediately prior to the Effective Time less the number of shares of INFUSYSTEM Common Stock held by Scott Spinka immediately prior to the Effective Time and (z) multiplied by that holder's number of shares of INFUSYSTEM Common Stock. The Escrowed Shares shall be valued at the Closing Value at the time of contribution to and at the time of release from the Escrow Fund, to the extent the Escrowed Shares are used to satisfy Buyer's Claims.

                    (b) The parties hereto agree that the dollar amounts set forth on Schedule 6.19 shall be subtracted or added, as applicable, from the amount of Merger Consideration each Shareholder is to receive pursuant to
Section 1.6(b) and that such amounts are being added or subtracted so that VMI and INFUSYSTEM shall have collected in full accounts receivable from Related Parties and paid or otherwise discharged all debt to Related Parties other than the current monthly lease payments due by VMI to Tu-Effs pursuant to the Lease. The parties hereto further agree that the adjustments to the Merger Consideration pursuant to this Section 6.19 shall not affect the amount of the Escrow Fund.


                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO CONSUMMATION OF

                                   THE MERGER

               7.1 Conditions to the Obligations of I-FLOW, I-FLOWSUB, VMI and INFUSYSTEM. The respective obligations of I-FLOW, I-FLOWSUB, VMI and INFUSYSTEM to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of the following conditions:

                   (a) Governmental Approvals. All material authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any competent federal, state, local or foreign governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

                   (b) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal, state or foreign court or other governmental or regulatory authority and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking substantial damages against I-FLOW, I-FLOWSUB, VMI or INFUSYSTEM if the Merger is consummated, shall be pending which, in the good faith judgment of the Boards of Directors of I-FLOW or I-FLOWSUB or the Boards of Directors of VMI or INFUSYSTEM (acting upon advice of their respective counsel) has a reasonable probability of resulting in such order, injunction or substantial damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                   (c) Statutes. No federal, state, local or foreign statute, rule or regulation shall have been enacted which would make the consummation of the Merger illegal.

                   (d) Escrow. I-FLOW, I-FLOWSUB, VMI, INFUSYSTEM, Steven E. Watkins as representative of the VMI Shareholders and the INFUSYSTEM Shareholders set forth on Schedule 7.1(d) hereto, and U.S. Trust Company of California, N.A. (the "ESCROW AGENT") shall have entered into an escrow agreement (the "ESCROW AGREEMENT") in form and substance reasonably satisfactory to I-FLOW, VMI and INFUSYSTEM, which Escrow Agreement shall become effective upon the Effective Time.

                   (e) VMI and INFUSYSTEM Shareholder Approval. This Agreement shall have been approved and adopted by the affirmative vote required of (i) the shareholders of VMI pursuant to the VMI Articles of Incorporation and Michigan Law, and (ii) the shareholders of INFUSYSTEM pursuant to the INFUSYSTEM Articles of Incorporation and Michigan Law.

                   (f) Investment Banker. I-FLOW, I-FLOWSUB, VMI, INFUSYSTEM, the VMI Shareholders, the INFUSYSTEM Shareholders and Amherst shall have entered into an agreement providing for the payment by the Surviving Corporation of up to $200,000 of Amherst's fees and expenses, payable in unregistered shares of I-FLOW Common Stock, and for the payment by the VMI Shareholders and the INFUSYSTEM Shareholders of any additional amounts due to Amherst in connection with the Merger.

                   (g) Counsels' Fees. I-FLOW, I-FLOWSUB, VMI, INFUSYSTEM, the VMI Shareholders, the INFUSYSTEM Shareholders, and Cohen & Ellias, P.C., counsel for VMI and INFUSYSTEM, shall have entered into an agreement providing for the payment by the Surviving Corporation of up to $50,000 of the fees and expenses of Cohen & Ellias, P.C. incurred in connection with the Merger and for the payment by the VMI Shareholders and the INFUSYSTEM Shareholders of any additional amounts due to Cohen & Ellias, P.C., any other counsel for VMI and INFUSYSTEM, counsel for any of the VMI Shareholders and/or counsel for any of the INFUSYSTEM Shareholders in connection with the Merger or otherwise.

               7.2 Further Conditions to the Obligations of I-FLOW and I-FLOWSUB. The obligations of I-FLOW and I-FLOWSUB to effect the Merger are subject to the satisfaction on or prior to the Effective Time of the following conditions, unless waived by I-FLOW and I-FLOWSUB:

                   (a) Representations and Warranties.

                       (i) The representations and warranties of VMI and the VMI Shareholders set forth in Article II and of INFUSYSTEM and the INFUSYSTEM Shareholders set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time; and

                       (ii) I-FLOW and I-FLOWSUB shall have received (A) a certificate (the "VMI COMPLIANCE CERTIFICATE") dated the date of the Closing to the foregoing effects signed by the president and chief financial officer and secretary of VMI and (B) a certificate (the "INFUSYSTEM COMPLIANCE CERTIFICATE") dated the date of the Closing to the foregoing effects signed by the president and chief financial officer and secretary of INFUSYSTEM.

                   (b) Performance of Obligations of Other Parties. VMI and INFUSYSTEM shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Effective Time, and the respective Compliance Certificates shall include a statement to such effect.

                   (c) Opinion of VMI's and INFUSYSTEM's Counsel. I-FLOW and I-FLOWSUB shall have received an opinion dated the Effective Time of Cohen & Ellias, P.C. counsel to VMI and INFUSYSTEM, in substantially the form of Exhibit 7.2(c) hereto.

                   (d) No Litigation. Since the date hereof, there shall not have been instituted and be continuing or threatened against VMI and INFUSYSTEM any claim, action or proceeding the result of which, could reasonably be expected to result in a VMI Material Adverse Change or an INFUSYSTEM Material Adverse Change.

                   (e) No Adverse Change. No VMI Material Adverse Change or INFUSYSTEM Material Adverse Change shall have occurred.

                   (f) Dissenting Shares. The aggregate number of shares of Common Stock held by VMI and INFUSYSTEM shareholders which are eligible for treatment as dissenting shares under applicable law shall not be equal to or exceed one percent (1%) of the aggregate outstanding shares of VMI Common Stock and INFUSYSTEM Common Stock immediately prior to the Effective Time.

                   (g) Third-Party Approvals. Any and all consents required from third parties relating to contracts, licenses, leases and other agreements and instruments material to the financial condition or results of operations of each of VMI and INFUSYSTEM and, following consummation of the Merger, the Surviving Corporation, shall have been obtained.

                   (h) Resignations/Related Matters. VMI and INFUSYSTEM shall have delivered to I-FLOW and I-FLOWSUB the resignations of the officers and directors of VMI and INFUSYSTEM, effective as of the Closing Date. VMI and INFUSYSTEM shall also have delivered to I-FLOW and I-FLOWSUB such executed signature cards and revocations as I-FLOW may reasonably request relating to bank accounts, safe deposit boxes and powers of attorney outstanding on the Closing Date.

                   (i) Noncompetition Agreements. Each of the VMI Shareholders and the INFUSYSTEM Shareholders shall have executed and delivered to I-FLOW a Noncompetition Agreement in the form attached hereto as Exhibit 7.2(i).

                   (j) VMI's Certified Resolutions. VMI shall have furnished I-FLOW and I-FLOWSUB with a copy, certified by VMI's secretary, of (1) a resolution or resolutions duly adopted by VMI's Board of Directors authorizing and approving the execution and delivery of this Agreement, directing that it be submitted to a vote of VMI's shareholders and authorizing the consummation of the transactions contemplated by this Agreement, and (2) a resolution or resolutions adopting the Merger as set forth in this Agreement, duly approved by the holders of at least a majority of the total number of outstanding shares of VMI Common Stock.

                   (k) INFUSYSTEM's Certified Resolutions. INFUSYSTEM shall have furnished I-FLOW and I-FLOWSUB with a copy, certified by INFUSYSTEM's secretary, of (1) a resolution or resolutions duly adopted by INFUSYSTEM's Board of Directors authorizing and approving the execution and delivery of this Agreement, directing that it be submitted to a vote of INFUSYSTEM's shareholders and authorizing the consummation of the transactions contemplated by this Agreement, and (2) a resolution or resolutions adopting the Merger as set forth in this Agreement, duly approved by the holders of at least a majority of the total number of outstanding shares of INFUSYSTEM Common Stock.

                   (l) Filings and Consents. Other than the filing of the Michigan Certificate of Merger, all filings required to be made prior to the Effective Time by VMI or INFUSYSTEM with, and all licenses, certifications, consents, approvals and authorizations required to be obtained prior to the Effective Time by VMI or INFUSYSTEM from, governmental authorities and other third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, as the case may be, either without modification of the underlying obligations or upon conditions satisfactory to I-FLOW, and shall be in full force and effect.

                   (m) Proceedings Satisfactory to Counsel. All proceedings taken by VMI and INFUSYSTEM and all instruments executed and delivered by either of them in connection with the Merger at or prior to the Closing Date shall be reasonably satisfactory in form and substance to counsel for I-FLOW and I-FLOWSUB.

                   (n) Affiliates Agreement. There shall have been delivered to I-FLOW an Affiliates Agreement executed by each of the persons listed as an "affiliate" on Schedule 2.2 or Schedule 3.2.

                   (o) Indebtedness. I-FLOWSUB shall have assumed all indebtedness with Comerica Bank of either VMI or INFUSYSTEM and such assumption by I-FLOWSUB shall not result in either the acceleration of outstanding obligations thereunder or in the creation of a security interest or other lien on the assets of I-FLOW by Comerica Bank.

                   (p) Irrevocable Proxies. Each of the VMI Shareholders and INFUSYSTEM Shareholders shall provide and deliver an irrevocable proxy to I-FLOW to vote his shares of I-FLOW Common Stock in favor of any merger-related transaction that triggers the availability of dissenter's rights and is recommended by the Board of Directors of I-FLOW within one (1) year from Effective Time.

               7.3 Further Conditions to the Obligations of VMI and INFUSYSTEM. The obligations of VMI and INFUSYSTEM to effect the Merger are subject to the satisfaction on or prior to the Effective Time of the following conditions, unless waived by VMI and INFUSYSTEM:

                   (a) Shareholder Approval. This Agreement shall have been approved and adopted by the affirmative vote, pursuant to the I-FLOWSUB Articles of Incorporation and California Law, of I-FLOW as the sole shareholder of I-FLOWSUB.

                   (b) Representations and Warranties. The representations and warranties of I-FLOW and I-FLOWSUB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time, and VMI and INFUSYSTEM shall have received a certificate signed by authorized officers of each of I-FLOW and I-FLOWSUB to such effect.

                   (c) Performance of Obligations of Other Parties. I-FLOW and I-FLOWSUB shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Effective Time, and VMI and INFUSYSTEM shall have received a certificate signed by authorized officers of each of I-FLOW and I-FLOWSUB to such effect.

                   (d) Opinion of I-FLOW's Counsel. VMI and INFUSYSTEM shall have received opinions dated the Effective Time of Gibson, Dunn & Crutcher LLP in substantially the form of Exhibit 7.3(d) attached hereto.

                   (e) Third-Party Approvals. Any and all consents required by I-FLOW and I-FLOWSUB from third parties in order to consummate the transactions contemplated hereby shall have been obtained.

                   (f) Buyer's Certified Resolutions. I-FLOW shall have furnished VMI and INFUSYSTEM with certified copies of (1) resolutions duly adopted by the Board of Directors of I-FLOW and the Board of Directors of I-FLOWSUB authorizing and approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated by this Agreement, and (2) resolutions duly adopted by I-FLOW as sole shareholder of I-FLOWSUB adopting the Merger set forth in this Agreement.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

               8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the shareholders of I-FLOWSUB, VMI and INFUSYSTEM:

                   (a) By Mutual Consent. By mutual consent of I-FLOW, I-FLOWSUB, VMI and INFUSYSTEM, as authorized by their respective Boards of Directors.

                   (b) By I-FLOW and I-FLOWSUB, or VMI and INFUSYSTEM. By either I-FLOW and I-FLOWSUB on the one hand, or VMI and INFUSYSTEM on the other hand, as authorized by their respective Boards of Directors:

                       (i) if the Merger shall not have been consummated on or before February 6, 1998; provided that the failure of the Merger to be consummated by such date is not caused by any breach of this Agreement by the party seeking such termination;

                       (ii) if a court of competent jurisdiction or other governmental or regulatory authority shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and not appealable; or

                       (iii) if any statute, rule or regulation is enacted, promulgated or deemed applicable to the Merger by any competent governmental or regulatory authority which makes the consummation of the Merger illegal.

                   (c) By I-FLOW and I-FLOWSUB. By I-FLOW or I-FLOWSUB, as authorized by their respective Board of Directors, if a material default under or a material breach of this Agreement by VMI and INFUSYSTEM shall have occurred and be continuing ten (10) business days after receipt of notice thereof from I-FLOW or I-FLOWSUB.

                   (d) By VMI and INFUSYSTEM. By VMI and INFUSYSTEM, as authorized by their respective Boards of Directors, if a material default under or a material breach of this Agreement by I-FLOW or I-FLOWSUB shall have occurred and be continuing ten (10) business days after receipt of notice thereof from VMI and INFUSYSTEM.

               Any action taken to terminate this Agreement pursuant to this
Section 8.1 shall become effective when notice of such termination is delivered by the terminating party to the other parties in accordance with the provisions of Section 11.1 below.

               8.2 Effect of Termination. In the event of termination of this Agreement by either I-FLOW and/or I-FLOWSUB, or VMI and/or INFUSYSTEM, as provided in

Section 8.1 above, this Agreement shall forthwith become void and there shall be no liability or obligation (except as specifically provided in that certain Agreement Re: Negotiations dated October 31, 1997, as amended, by and among I-FLOW, VMI and certain shareholders of VMI and as specifically provided in that certain Agreement Re: Negotiations dated October 31, 1997, as amended, by and among I-FLOW, INFUSYSTEM and certain shareholders of INFUSYSTEM) on the part of I-FLOW and I-FLOWSUB, or either of them, or VMI and INFUSYSTEM, or either of them, or any of their respective officers, directors or employees, except that nothing set forth herein shall relieve a party hereto from liability for its willful or knowing breach of this Agreement.

               8.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of matters presented in connection with the Merger by the shareholders of I-FLOWSUB and VMI and INFUSYSTEM, but, after any such shareholder approval, any amendment which by law requires the further approval of any shareholders shall not be effective without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with California Law and Michigan Law.

               8.4 Extension; Waiver. At any time prior to the Effective Time, to the extent legally allowed, any party hereto (a) may extend the time for the performance of any of the obligations owed to such party by the other parties hereto, (b) may waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto or (c) may waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party and shall be effective only to the extent set forth in such instrument. No extension or waiver of any single condition, covenant, agreement, representation, warranty, breach, default or other matter hereunder shall be deemed an extension or waiver of such or any other condition, covenant, agreement, representation, warranty, breach, default or other matter theretofore or thereafter occurring.


                                   ARTICLE IX

                                   ESCROW FUND

               9.1 Agreement for Indemnification from Escrow Fund.

                   (a) As used in this Article IX and in Article X:

                       (i) "BUYER'S CLAIMS" means any and all Damages that I-FLOW, I-FLOWSUB or their respective directors, officers, employees, agents, financial advisors, counsel and other representatives shall incur or suffer, which arise, result from, or relate to: (i) any breach of Seller's Obligations;
(ii) the manufacture, shipment, delivery, sale, installation, operation, repair or maintenance of any product by VMI or INFUSYSTEM prior to the Closing Date; (iii) the operation of the businesses prior to the Closing Date except as reserved for or reflected in the VMI Financial Statements or the INFUSYSTEM Financial Statements or except as incurred in the ordinary and usual course of business and consistent with past practice; or (iv) any employee benefit or welfare plans of VMI or INFUSYSTEM, including without limitation plans within the meaning of Sections 3(1) or 3(2) of ERISA;

                       (ii) BUYER'S OBLIGATIONS" means all representations, warranties, covenants and agreements of I-FLOW and I-FLOWSUB contained herein or in any exhibit, schedule, document, certificate or other instrument delivered by or on behalf of any party pursuant to this Agreement;

                       (iii) "DAMAGES" means claims, damages, losses, liabilities, judgments, settlements, reasonable costs and expenses, including without limitation all of the reasonable fees and disbursements of counsel incident to the investigation or defense of any claim or proceeding or threatened claim or proceeding;

                       (iv) "INDEMNIFIED PARTY" means I-FLOW, I-FLOWSUB and their respective directors, officers, employees, agents, financial advisors, counsel and other representatives;

                       (v) "INDIVIDUALIZED BILLING ADJUSTMENTS" means any and all individualized billing adjustments made by any third-party payor or any of such third party payor's designated agents in the normal course of business which results in any payment by the Surviving Corporation to a third-party payor excluding any adjustments in connection with the pending Medicare audit described in the first item set forth on Schedules 2.19 and 3.19 hereto and any and all future audits performed by any federal or state governmental agency or department or any party designated by any such governmental agency or department to perform any such audit pertaining to the issue of billings for intermittent use which is the subject of the pending audit;

                       (vi) "SELLER'S CLAIMS" means any and all Damages that the VMI Shareholders, INFUSYSTEM Shareholders or their respective agents, financial advisors, counsel and other representatives shall incur or suffer, which arise, result from, or relate to any breach of Buyer's Obligations;

                       (vii) "SELLER'S OBLIGATIONS" means all representations, warranties, covenants and agreements of VMI, INFUSYSTEM, the VMI Shareholders and the INFUSYSTEM Shareholders contained herein or in any exhibit, schedule, document, certificate or other instrument delivered by or on behalf of any party pursuant to this Agreement; and

                       (viii) "SHAREHOLDER REPRESENTATIVE" means Steven E. Watkins in his role as representative of the VMI Shareholders and the INFUSYSTEM Shareholders set forth on Schedule 7.1(d) hereto in administering the Escrow Fund established and to be administered under this Agreement and under the Escrow Agreement to be executed at or before the Closing, or in the event of resignation, death or incapacity of the Shareholder

Representative, such replacement for the Shareholder Representative as may be designated by a majority in interest of the INFUSYSTEM Shareholders; provided, however, that such substitute Shareholder Representative shall be bound to the same duties and commitments as the original Shareholder Representative.

                   (b) Subject to Section 10.1, during the period from the Effective Time until the second anniversary of the Effective Time, the Indemnified Party shall be held harmless from, against and in respect of any and all Buyer's Claims from and out of the resources constituting the Escrow Fund. I-FLOW shall deposit the Escrowed Shares, as contemplated by Sections 1.7 and 6.19, in escrow under the Escrow Agreement in one certificate for 100% of the Escrowed Shares (the "ESCROW FUND"). Notwithstanding anything herein to the contrary, the entire Escrow Fund shall be subject to Buyer's Claims relating to either VMI or to INFUSYSTEM. Until such Escrow Fund is released under the terms of the Escrow Agreement, the VMI Shareholders and the INFUSYSTEM Shareholders shall be entitled to vote such shares and receive all dividends and distributions with respect to such shares according to their pro rata interest. Escrowed Shares may or shall be released from the Escrow Fund, in accordance with and subject to the terms of the Escrow Agreement, at the following times:

                       (i) At six (6) months after the Effective Time and at twelve (12) months after the Effective Time the portion of the Escrowed Shares, valued at the Closing Value, that is equal to the dollar amount of the aggregate sum collected on the VMI One Year AR and the INFUSYSTEM One Year AR by the Surviving Corporation during the immediately preceding six (6) month period shall be released from the Escrow Fund and transferred to the VMI Shareholders and the INFUSYSTEM Shareholders according to their pro rata interest as set forth on Schedule 10.3; provided, however, that in no event shall Escrowed Shares, valued at the Closing Value, be released in an aggregate amount exceeding Four Hundred Thousand Dollars ($400,000).

                       (ii) At twelve (12) months after the Effective Time and at eighteen (18) months after the Effective Time a specified portion of the Escrowed Shares may be released from the Escrow Fund and transferred to VMI Shareholders and/or INFUSYSTEM Shareholders in accordance with Section 6.12 hereof.

                       (iii) On the first anniversary of the Effective Time the portion of the Escrowed Shares, valued at the Closing Value, that is equal to the dollar amount of the product of (A)(1) Four Hundred Thousand Dollars ($400,000) less (2) the aggregate sum collected on the VMI One Year AR and the INFUSYSTEM One Year AR by the Surviving Corporation within one year from the Effective Time times (B) twenty-eight percent (28%) shall be released from the Escrow Fund and transferred to the VMI Shareholders and the INFUSYSTEM Shareholders according to their pro rata interest as set forth on Schedule 10.3. Notwithstanding the foregoing, if the aggregate sum collected on the VMI One Year AR and the INFUSYSTEM One Year AR by the Surviving Corporation within one
(1) year from the Effective Time is equal to or greater than Four Hundred Thousand Dollars ($400,000), then no Escrowed Shares shall be released from the Escrow Fund pursuant to this Section 9.1(b)(iii).

                       (iv) On the second anniversary of the Effective Time (the "EXPIRATION DATE") and subject to the terms of the Escrow Agreement, all of the remaining Escrowed Shares and cash amounts in the Escrow Fund shall be transferred to the VMI Shareholders and the INFUSYSTEM Shareholders according to their pro rata interest in such Escrowed Shares and cash amounts, except for Escrowed Shares and cash amounts which may be necessary to satisfy Buyer's Claims under this Section 9.1(b). Subject to this Section 9.1(b), I-FLOW shall execute and deliver any instructions to the Escrow Agent required by the Escrow Agent to effect such transfer. If, on the Expiration Date, there exists any Buyer's Claim which was timely asserted by the Indemnified Party but which is not then finally resolved and discharged, there shall remain in the Escrow Fund cash amounts and/or an aggregate number of Escrowed Shares with an aggregate fair market value (determined by the Closing Value) equal to the reasonable estimate (determined in accordance with Section 9.2) of the amount of Damages asserted to be caused by such Buyer's Claim. Upon the final resolution and discharge of any such Buyer's Claim, I-FLOW shall execute and deliver any instructions to the Escrow Agent required by the Escrow Agent to effect the transfer of any shares of Escrowed Shares and cash amounts remaining in the Escrow Fund to the VMI Shareholders and the INFUSYSTEM Shareholders according to their pro rata interest therein.

               9.2 Notice of Claim. The Indemnified Party shall promptly notify the Shareholder Representative in writing of any Buyer's Claim asserted against or imposed upon or incurred by it that might give rise to any indemnity obligation hereunder (a "NOTICE OF CLAIM"), specifying the basis and, if possible, a reasonable estimate of the amount (as determined in good faith by the Board of Directors of I-FLOW) of Damages sought by such Indemnified Party on account thereof and in reasonable detail such information as the Indemnified Party may have with respect to the matter that is the subject of the Notice of Claim (including copies of any summons, complaint or other pleading that may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). The date of a Notice of Claim to the Shareholder Representative shall mean (a) the date the Shareholder Representative receives the registered or certified mail containing the Notice of Claim, or (b) if the Notice of Claim is transmitted by courier, the date of its delivery to the courier by the Indemnified Party or (c) if the Notice of Claim is personally delivered, the date of such personal delivery, or (d) if the Notice of Claim is delivered by facsimile transmission (with written or facsimile confirmation of receipt), the date of such transmission. In the event the Indemnified Party does not promptly notify the Shareholder Representative in writing of any Buyer's Claim in accordance with this Section 9.2, the failure to provide such prompt notification shall not relieve the VMI Shareholders or the INFUSYSTEM Shareholders of any liability hereunder unless and then to the extent such failure causes the Shareholder Representative to lose the right to assert a reasonable defense to such Buyer's Claim.

               9.3 Defense and Settlement of Claims. The Shareholder Representative shall have the right (without prejudice to the right of the Indemnified Party to participate at its own expense through counsel of its own choosing) to defend against any Buyer's Claim that is the subject of a Notice of Claim and to pay the expenses thereof (including the expenses of counsel reasonably acceptable to the Indemnified Party), and to control such defense if he provides written notice of his intention to do so within fifteen (15) business days of receipt of the Notice of Claim. The Indemnified Party shall cooperate fully in the defense of such Buyer's Claim and shall make available to the Shareholder Representative or his counsel all pertinent information under its control relating thereto. The Indemnified Party shall have the right to elect to settle any such Buyer's Claim; provided, however, there shall be no indemnification obligation with respect to any monetary payment to any third party required by such settlement unless the Shareholder Representative shall have consented in writing thereto, which consent shall not be unreasonably withheld, delayed or conditioned.


                                    ARTICLE X

                          INDEMNIFICATION AND SURVIVAL

                        OF REPRESENTATIONS AND WARRANTIES

               10.1 Relationship to Escrow Fund. Indemnification for the following shall be handled in accordance with this Article X: (i) all Seller's Claims, (ii) all Buyer's Claims to the extent that the Escrow Fund is not sufficient or has already been released from the Escrow and (iii) all Buyer's Claims in connection with Seller's Obligations relating to Sections 2.19, 2.21, 2.29, 3.19, 3.21, 3.29, 6.14 or 6.16 hereof asserted after the second anniversary of the Effective Time.

               10.2 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of VMI, INFUSYSTEM, the VMI Shareholders, the INFUSYSTEM Shareholders, I-FLOW and I-FLOWSUB contained herein or in any exhibit, schedule, document, certificate or other instrument delivered by or on behalf of any party pursuant to this Agreement shall survive for a period of two (2) years from the Closing Date, except that Seller's Obligations relating to Sections 2.19, 2.21, 2.29, 3.19, 3.21, 3.29, 6.14 and 6.16 hereof shall survive for a period of three (3) years from the Closing Date. Any investigations made by or on behalf of I-FLOW and I-FLOWSUB or VMI and INFUSYSTEM prior to the Closing Date shall not affect Buyer's Obligations or Seller's Obligations hereunder. Completion of the transactions contemplated herein shall not be deemed or construed to be a waiver of any right or remedy of I-FLOW and I-FLOWSUB or VMI, INFUSYSTEM, the VMI Shareholders and the INFUSYSTEM Shareholders notwithstanding the existence of any facts that I-FLOW and I-FLOWSUB or VMI INFUSYSTEM, the VMI Shareholders and the INFUSYSTEM Shareholders knew or should have known at the time hereof or thereof.

               10.3 Indemnification of I-FLOW and I-FLOWSUB. Notwithstanding any resolution, consent or separate covenant of VMI, INFUSYSTEM, the VMI Shareholders or the INFUSYSTEM Shareholders to the contrary, each of the VMI Shareholders and each of the INFUSYSTEM Shareholders set forth on Schedule 7.1(d) shall severally indemnify, defend and hold harmless the Indemnified Parties against and in respect of any and all Buyer's Claims; provided, however, each of the VMI Shareholders and each of the INFUSYSTEM Shareholders set forth on Schedule 7.1(d) shall jointly and severally indemnify, defend and hold harmless the Indemnified Parties against and in respect of any and all Buyer's Claims in connection with the Spinka Lawsuit. For the purposes of defining the several liability of each of the VMI Shareholders and each of the INFUSYSTEM Shareholders under this Section 10.3, the obligations of each VMI Shareholder and each INFUSYSTEM Shareholder shall be limited to the percentages set forth on Schedule 10.3. Notwithstanding the foregoing, (i) the Indemnified Parties shall not be entitled to indemnification by the VMI Shareholders or the INFUSYSTEM Shareholders under this Agreement for the first Ten Thousand Dollars ($10,000) in the aggregate of Buyer's Claims (unrelated to Individualized Billing Adjustments), but after such first Ten Thousand Dollars ($10,000) shall be entitled to full indemnification for any Buyer's Claims, (ii) during the period beginning at the Effective Time and ending on the first anniversary of the Effective Time (the "FIRST YEAR PERIOD"), the Indemnified Parties shall not be entitled to indemnification by the VMI Shareholders or the INFUSYSTEM Shareholders under this Agreement for the first Thirty Thousand Dollars ($30,000) in the aggregate of Buyer's Claims relating to Individualized Billing Adjustments, but after such first Thirty Thousand Dollars ($30,000) shall be entitled to full indemnification for any Buyer's Claims relating to Individualized Billing Adjustments during the First Year Period, and (iii) during the period beginning on the first anniversary of the Effective Time and ending on the second anniversary of the Effective Time (the "SECOND YEAR PERIOD"), the Indemnified Parties shall not be entitled to indemnification by the VMI Shareholders or the INFUSYSTEM Shareholders under this Agreement for the first Thirty Thousand Dollars ($30,000) in the aggregate of Buyer's Claims relating to Individualized Billing Adjustments, but after such first Thirty Thousand Dollars ($30,000) shall be entitled to full indemnification for any Buyer's Claims relating to Individualized Billing Adjustments during the Second Year Period. The maximum indemnification obligation of the VMI Shareholders and the INFUSYSTEM Shareholders under this Agreement shall be limited to Two Million Eight Hundred Ninety-Seven Thousand Six Hundred Sixty-Eight Dollars ($2,897,668).

               10.4 Claims for Indemnification. Whenever any Buyer's Claim shall arise for indemnification under this Article X, I-FLOW shall notify the VMI Shareholders and the INFUSYSTEM Shareholders of the Buyer's Claim and, when known, the facts constituting the basis for such Claim. In the event of any Claim for indemnification hereunder resulting from or in connection with any legal proceedings by a third party, such notice shall also specify, if known, the amount or an estimate of the amount of the liability arising therefrom. I-FLOW and I-FLOWSUB shall give the VMI Shareholders and the INFUSYSTEM Shareholders a reasonable opportunity to defend any such Buyer's Claim at their own expense and with counsel of their own selection and reasonably acceptable to I-FLOW, provided that I-FLOW and I-FLOWSUB shall at all times also have the right to fully participate in the defense at their own expense. If the VMI Shareholders and the INFUSYSTEM Shareholders shall, within a reasonable time after notice, fail to defend, I-FLOW and I-FLOWSUB shall have the right to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the Buyer's Claim on behalf, for the account, and at the risk of, the VMI Shareholders and the INFUSYSTEM Shareholders. I-FLOW shall notify the VMI Shareholders and the INFUSYSTEM Shareholders in writing of the existence of any Buyer's Claim to which the VMI Shareholders and the INFUSYSTEM Shareholders' indemnification would apply, but failure to so notify the VMI Shareholders and the INFUSYSTEM

Shareholders shall not relieve the VMI Shareholders and the INFUSYSTEM Shareholders of any liability hereunder unless and then to the extent such failure causes the VMI Shareholders and the INFUSYSTEM Shareholders to lose the right to assert a reasonable defense to such Buyer's Claim.

               10.5 Manner of Indemnification of I-FLOW and I-FLOWSUB. Indemnification by the VMI Shareholders and the INFUSYSTEM Shareholders under this Article X shall be effected by the delivery of a cashier's or certified check by the VMI Shareholders and INFUSYSTEM Shareholders not later than ten
(10) business days from the date notice of such Buyer's Claim was given to the VMI Shareholders and the INFUSYSTEM Shareholders.

               10.6 Indemnification of VMI and INFUSYSTEM. I-FLOW and I-FLOWSUB jointly and severally shall indemnify, defend and hold harmless the VMI Shareholders and the INFUSYSTEM Shareholders against and in respect of any and all Seller's Claims.

               10.7 Claims for Indemnification. Whenever any Seller's Claim shall arise for indemnification of under this Article X, the VMI Shareholders and the INFUSYSTEM Shareholders shall notify I-FLOW and I-FLOWSUB of the Seller's Claim and, when known, the facts constituting the basis for such Seller's Claim. In the event of any Seller's Claim for indemnification hereunder resulting from or in connection with any Seller's Claim or legal proceedings by a third party, such notice shall also specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The VMI Shareholders and the INFUSYSTEM Shareholders shall give I-FLOW and I-FLOWSUB a reasonable opportunity to defend any such Seller's Claim at its own expense and with counsel of their own selection and reasonably acceptable to the VMI Shareholders and the INFUSYSTEM Shareholders, provided that the VMI Shareholders and the INFUSYSTEM Shareholders shall at all times also have the right to fully participate in the defense at their own expense. If I-FLOW and I-FLOWSUB shall, within a reasonable time after notice, fail to defend, the VMI Shareholders and the INFUSYSTEM Shareholders shall have the right to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the Seller's Claim on behalf, for the account, and at the risk of, I-FLOW and I-FLOWSUB. The VMI Shareholders and the INFUSYSTEM Shareholders shall notify I-FLOW and I-FLOWSUB in writing of the existence of any Seller's Claim to which I-FLOW and I-FLOWSUB's indemnification would apply, but failure to so notify I-FLOW and I-FLOWSUB shall not relieve I-FLOW and I-FLOWSUB of any liability hereunder unless and to the extent such failure causes I-FLOW and I-FLOWSUB to lose the right to assert a reasonable defense to such Seller's Claim.

               10.8 Manner of Indemnification of the VMI Shareholders and the INFUSYSTEM Shareholders. Indemnification by I-FLOW and I-FLOWSUB under this
Article X shall be effected by the delivery of a cashier's or certified check not later than ten (10) business days from the date the notice of such Claim was given to I-FLOW and I-FLOWSUB.

               10.9 Equitable Contribution. Nothing herein shall diminish any party's right to seek equitable contribution from another party.


                                   ARTICLE XI

                               GENERAL PROVISIONS

               11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (with written or facsimile confirmation of receipt), telex or delivery by an overnight express courier service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


(a) if to I-FLOW and I-FLOWSUB, to:          I-FLOW Corporation
                                             20202 Windrow Drive
                                             Lake Forest, CA  92630
                                             Attention: Donald M. Earhart
                                             FAX:  (714) 206-2603

    with a copy to:                          Gibson, Dunn & Crutcher LLP
                                             Jamboree Center
                                             4 Park Plaza
                                             Irvine, CA  92614
                                             Attention: Mark W. Shurtleff, Esq.
                                             FAX:  (714) 451-4220

(b) if to VMI or INFUSYSTEM, to:             Steven E. Watkins
                                             1551 E. Lincoln Avenue
                                             Madison Heights, MI 48071
                                             FAX:  (248) 541-6404

    with a copy to:                          Cohen & Ellias, P.C.
                                             6735 Telegraph Road, Suite 340
                                             Bloomfield Hills, Michigan 48301-3145
                                             Attention:  Frank J. Ellias, Esq.
                                             FAX:  (248) 258-8742

(c) if to the VMI Shareholders, to:          the address set forth under each VMI
                                             Shareholder's name on the signature page
                                             hereto

(d) if to the INFUSYSTEM Shareholders, to:   the address set forth under each INFUSYSTEM
                                             Shareholder's name on the signature page
                                             hereto

               11.2 Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The language of this Agreement has been jointly negotiated and shall not be strictly construed for or against any party hereto.

               11.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

               11.4 Miscellaneous. This Agreement and the Exhibits, Schedules, documents, instruments and other agreements among the parties hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof;
(b) are not intended to confer upon any other person any rights or remedies hereunder (except with regard to indemnification obligations as provided herein); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically set forth herein; provided, however, that I-FLOW and I-FLOWSUB may assign any of their rights and obligations hereunder to any wholly owned, direct or indirect subsidiary of I-FLOW.

               11.5 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Michigan.

               11.6 Attorneys' Fees. If any action, suit or proceeding is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party or parties shall be entitled to recover its actual attorneys' fees and disbursements incurred in connection with such action, suit or proceeding.

               11.7 Severability. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the maximum extent possible.

               11.8 Amendment. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

               IN WITNESS WHEREOF, I-FLOW, I-FLOWSUB, VMI, INFUSYSTEM, the VMI Shareholders and the INFUSYSTEM Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

I-FLOW CORPORATION,                             VENTURE MEDICAL, INC.,
A CALIFORNIA CORPORATION                        A MICHIGAN CORPORATION


By:                                             By:
   ----------------------------------              ----------------------------------
           Donald M. Earhart                               Steven E. Watkins
President and Chief Executive Officer                           President



By:                                             By:
   ----------------------------------              ----------------------------------
          James J. Dal Porto                              Stephen Krstevich
          Assistant Secretary                                   Secretary



I-FLOW SUBSIDIARY, INC.,                        INFUSYSTEMS II, INC.,
A CALIFORNIA CORPORATION                        A MICHIGAN CORPORATION


By:                                             By:
   ----------------------------------              ----------------------------------
          James J. Dal Porto                              Steven E. Watkins
President and Chief Executive Officer                          President



By:                                             By:
   ----------------------------------              ----------------------------------
          Gayle L. Arnold                                 Stephen Krstevich
             Secretary                                          Secretary

VMI SHAREHOLDERS


By:                                             By:
   ----------------------------------              ----------------------------------
     Frederick L. Erlich                             Stephen Krstevich

Address:   35436 Quaker Valley                  Address:   22519 Windemere Court
           Farmington Hills, MI 48331                      Novi, Michigan 48374

No. of Shares: 50,000                           No of Shares:  50,000



By:                                             By:
   ----------------------------------              ----------------------------------
     Steven E. Watkins                               Richard Moss

Address:   22544 Lange                          Address:   4928 Panorama Circle
           St. Clair Shores, MI 48080                      W. Bloomfield, MI 48323

No. of Shares:  50,000                          No. of Shares:   50,000



By:
   ----------------------------------
     Fredrick Kamienny

Address:   1241 Water Cliff Drive
           Bloomfield Hills, MI 48302

No. of Shares:  50,000

INFUSYSTEM SHAREHOLDERS



By:                                             By:
   ----------------------------------              ----------------------------------
     Frederick L. Erlich                             Richard Moss

Address:   35436 Quaker Valley                  Address:   4928 Panorama Circle
           Farmington Hills, MI 48331                      W. Bloomfield, MI 48323

No. of Shares:   1,210                          No. of Shares:   1,000



By:                                             By:
   ----------------------------------              ----------------------------------
     Stephen Krstevich                               Fredrick Kamienny

Address:   22519 Windemere Court                Address:   1241 Water Cliff Drive
           Novi, Michigan 48374                            Bloomfield Hills, MI 48302

No. of Shares:  1,129                           No. of Shares:   1,210



By:                                             By:
   ----------------------------------              ----------------------------------
     Steven E. Watkins                               Scott Spinka

Address:   22544 Lange                          Address:   16508 Kingsport Lake Lane
           St. Clair Shores, MI 48080                      Chesterfield, MO 63005

No. of Shares:   1,096                          No. of Shares:   355